UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Entergy Texas, Inc.

(Name of Registrant as Specified in Its Charter)

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Entergy Texas, Inc. 2107 Research Forest Drive The Woodlands, Texas 77380

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

Dear Shareholders:

This information statement (the “Information Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the holders of the 1,400,000 shares of the 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Series A Preferred Stock”), the holder of the 150,000 shares of 5.10% Series B Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) and the holder of the 46,525,000 shares of Common Stock, no par value (the “Common Stock”) of Entergy Texas, Inc., a Texas corporation (the “Company,” “us” or “we”), on or about July 19, 2023. Only shareholders of record of the Preferred Stock (the “Preferred Shareholders”) and the Common Stock (the “Common Shareholder”) as of the close of business on July 6, 2023 (the “Record Date”) are entitled to receive this Information Statement.

The purpose of this notice and the accompanying Information Statement is to notify you that on July 6, 2023, the sole Common Shareholder as of the Record Date executed a written consent in lieu of an annual meeting of shareholders (the “Shareholder Consent”) approving the election of four (4) members to our Board of Directors (the “Board”), which was previously approved by the Board on June 26, 2023, and recommended to be presented to the Common Shareholder for its approval by the Board on the same date.

In accordance with Rule 14c-2 and Rule 14a-16 of the Securities Exchange Act of 1934, as amended, the corporate action taken in the Shareholder Consent will be effective on August 28, 2023, forty (40) days after the Notice of Internet Availability of the Information Statement Materials (the “Notice”) is first made available to the Preferred Shareholders and the Common Shareholder.

The Company is pleased to utilize the SEC rules that allow issuers to furnish shareholder materials to their shareholders on the Internet. Accordingly, we are sending the Notice on or about July 19, 2023, to our Preferred Shareholders and the Common Shareholder. The Notice contains instructions on how to access our Information Statement and Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”). In addition, the Notice contains instructions on how you may receive a paper copy of the Information Statement and Annual Report or elect to receive your Information Statement and Annual Report over the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the mailing.

Important Notice Regarding the Availability of this Information Statement and the Annual Report. This Information Statement and the Annual Report are available online at https://www.entergy.com/investors/annual-publications/. If you received the Notice and would like to receive a printed copy of the Information Statement and the Annual Report, please follow the instructions for requesting such materials included in the Notice.

By Order of the Board of Directors

Eliecer Viamontes
Chairman of the Board, Chief Executive Officer and President

July 19, 2023

i

ii

Entergy Texas, Inc. 2107 Research Forest Drive The Woodlands, Texas 77380

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

GENERAL INFORMATION

This Information Statement is being made available on or about July 19, 2023, to the holder of record (the “Common Shareholder”) as of the close of business on July 6, 2023 (the “Record Date”) of the 46,525,000 shares of the Common Stock, no par value (the “Common Stock”), the holders of record (the “Series A Preferred Shareholders”) as of the Record Date of the 1,400,0000 shares of the 5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share) (the “Series A Preferred Stock”) and the holder of record (the “Series B Preferred Shareholder” and, together with the Series A Preferred Shareholders, the “Preferred Shareholders”) as of the Record Date of the 150,000 shares of 5.10% Series B Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”) of Entergy Texas, Inc., a Texas corporation (the “Company,” “us” or “we”), in connection with the action taken by Entergy Corporation (“Entergy”), the sole Common Shareholder as of the Record Date. On July 6, 2023, the Common Shareholder executed a written consent in lieu of the Company’s 2023 annual meeting of shareholders (the “Shareholder Consent”), approving the election of four (4) members to our Board of Directors (the “Board”). The action taken pursuant to the Shareholder Consent had previously been approved by the Board on June 26, 2023, and recommended to be presented to the Common Shareholder for its approval by the Board on the same date.

The action being taken in the Shareholder Consent without a meeting of shareholders is authorized by Section 6.202 of the Texas Business Organizations Code (the “Texas Law”) and the Company’s Amended and Restated Certificate of Formation, as amended (our “Certificate of Formation”). Both allow the taking of action without holding a meeting, providing notice, or taking a vote if shareholders having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting in which each shareholder entitled to vote on the action is present and votes, signs a written consent or consents stating the action taken. According to Section 21.359 of the Texas Law, directors of every corporation must be elected at the annual meeting of shareholders by a plurality of the votes cast at the election. Under the Certificate of Formation and the resolutions creating the Preferred Stock, the holders of the Common Stock and Preferred Stock vote together as one class, with the holder of the Common Stock (Entergy) possessing 79% of the voting power and the combined holders of the Preferred Stock possessing 21% of the voting power. In order to eliminate the costs and management time involved in holding an annual meeting and in order to effect the actions described above, the Board voted to utilize the written consent of the Common Shareholder, and subsequently obtained the Shareholder Consent to approve the action described above.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the Preferred Shareholders and the Common Shareholder as of the Record Date. The actions approved by the Common Shareholder will be effective on August 28, 2023, forty (40) days after July 19, 2023, the date this Information Statement is first made available to the Preferred Shareholders and the Common Shareholder.

BOARD OF DIRECTORS/EXECUTIVE OFFICERS

Election of Directors

Pursuant to the Shareholder Consent, upon recommendation of the Board, all four (4) members of our Board were reelected, such reelection to be effective August 28, 2023, to hold office until the next annual meeting of shareholders, or action by written consent in lieu thereof, or until their successors have been duly elected and qualified. Below is biographical information about each of our directors, including their age as of July 19, 2023, period served as a director, position (if any) with the Company, business experience and qualifications, directorships of other publicly-owned corporations (if any) or other organizations and other professional affiliations. Each director’s information also provides a high level summary of the specific experience, qualifications and attributes of each director that the Board used to determine that the person should serve as a director.

Director	Professional Experience
Eliecer Viamontes Age 40 Director Since 2021

Professional Experience

●    Chairman of the Board, President and Chief Executive Officer, Entergy Texas (2021 – Present)

●    Vice President, Utility Distribution Operations, Entergy Services, LLC (2020 – 2021)

●    Florida Power & Light Co.

○    Senior Director, Labor Relations and Corporate Safety (2018 – 2020)

○    Director Major and Governmental Accounts (2017 – 2018)

○    Senior Manager, Customer & Employee Experience, (2016 – 2017)

Skills and Attributes

As the Company’s Chairman and Chief Executive Officer, Mr. Viamontes is an integral part of the Company and brings to the Board his leadership skills and his senior executive experience in the utility industry.

Kimberly A. Fontan Age 50 Director Since 2022

Professional Experience

●    Executive Vice President and Chief Financial Officer, Entergy (November 2022 – Present)

●    Executive Vice President and Chief Financial Officer, Entergy Arkansas, LLC (“Entergy Arkansas”), Entergy Louisiana, LLC (“Entergy Louisiana”), Entergy Mississippi (“Entergy Mississippi”), LLC, Entergy New Orleans, LLC ( “Entergy New Orleans”), Entergy Texas and System Energy Resources, Inc. (“System Energy Resources”) (November 2022 – Present)

●    Director, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy Texas and System Energy Resources (2022 – Present)

●    Senior Vice President and Chief Accounting Officer, Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas and System Energy Resources (2019 – 2022)

Director	Professional Experience

●    Vice President, System Planning, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and Entergy Texas (2017 – 2019)

Skills and Attributes

As Entergy’s and the Company’s Chief Financial Officer, Ms. Fontan brings to the Board her extensive executive leadership experience in the utility industry and her deep knowledge of the Company.

Peter S. Norgeot Age 58 Director Since 2022

Professional Experience

●    Executive Vice President and Chief Operating Officer, Entergy (2022 – Present)

●    Director, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and Entergy Texas (2022 – Present)

●    Senior Vice President, Operations and Development, Entergy (2022)

●    Senior Vice President, Sustainable Planning, Development and Operations, Entergy (2021 – 2022)

●    Senior Vice President, Transformation, Entergy (2018 – 2021)

●    Senior Vice President, Power Generation, Entergy Services, LLC (2017 – 2018)

Skills and Attributes

Mr. Norgeot brings to the Board his extensive senior executive and operations experiences gained through his role as Entergy’s Chief Operating Officer.

Roderick K. West Age 55 Director Since 2017

Professional Experience

●    Group President, Utility Operations, Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and Entergy Texas (2017 – Present )

●    President and Chief Executive Officer, System Entergy Resources (2017 – Present)

●    Director, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas and System Energy Resources (2017 – Present)

●    Hesburgh Trustee, University of Notre Dame

●    Director, Electric Power Research Institute

Skills and Attributes

Mr. West brings to the Board his extensive senior management and leadership experience and deep knowledge of the utility industry gained through his role as Group President, Utility Operations and his senior level management positions with Entergy.

Shareholder Nominating Procedures

Since Entergy possesses the voting power to elect all of our directors, we do not have any formal procedures by which our shareholders may recommend nominees to our Board.

Executive Officers

Below is biographical information about each of our non-director executive officers, including their age as of July 19, 2023, recent business experience, directorships of other publicly-owned corporations (if any) or other organizations and other professional affiliations. Our officers are appointed by our Board and hold office until either their successors have been duly elected or appointed, or they are removed by the Board.

Officer	Professional Experience
A. Christopher Bakken, III Age 62

●    Executive Vice President, Entergy Infrastructure, Entergy (2022 – Present)

●    Executive Vice President and Chief Nuclear Officer of Entergy, Entergy Arkansas, Entergy Louisiana, and System Energy (2016 – 2022)

Marcus V. Brown Age 61

●    Executive Vice President and General Counsel of Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy Resources (2013 – Present)

●    Director, Energy Mutual Insurance

Andrew S. Marsh Age 51

●    Chairman of the Board, Entergy (2023 – Present)

●    Chief Executive Officer, Entergy (2022 – Present)

●    Executive Vice President and Chief Financial Officer, Entergy (2013 – 2022)

●    Director of Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy (2013 – 2022)

●    Executive Vice President and Chief Financial Officer of Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy (2014 – 2022)

Reginald T. Jackson Age 57

●    Senior Vice President and Chief Accounting Officer of Entergy, Entergy Arkansas, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans, Entergy Texas, and System Energy (2022 – Present)

●    Vice President, Internal Audit and General Auditor, Entergy Services, LLC (2020 – 2022)

●    Director, Real Estate and Security, Entergy Services, LLC (2014 – 2020)

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer or other key employee.

Arrangements Between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our directors or officers and any other person pursuant to which the director or officer was elected to serve. Other than Mr. Viamontes, our directors and officers are selected from Entergy’s officers.

CORPORATE GOVERNANCE

NYSE Listing Standards

The New York Stock Exchange (“NYSE”) exempts companies whose only listed securities are preferred stock or debt from most of its corporate governance requirements, including the requirement to have a board composed of a majority of independent directors. Because the Series A Preferred Stock is the only class of securities of the Company listed on the NYSE, the Company qualifies for these exemptions.

Director Independence

All of the Company’s directors are officers of the Company or its affiliates, and therefore, do not meet the independence standards of the NYSE rules. As discussed above, we are exempt from the NYSE corporate governance standard requiring a board composed of a majority of independent directors, and we are relying on this exemption.

Board Leadership Structure and Role in Risk Oversight

The Board is responsible for the control and direction of the Company. Our Chairman of the Board is our Chief Executive Officer, Eliecer Viamontes. The Board believes that this leadership structure is appropriate given Mr. Viamontes’s deep involvement with the Company and the utility industry.

Entergy’s board of directors provides oversight for it and all of its subsidiaries, including the Company, with respect to overall performance, strategic direction, key corporate policies, and the identification, management and mitigation of risk. It approves major initiatives, advises on key financial and business objectives, and monitors progress with respect to these matters. In accordance with NYSE standards, Entergy’s Audit Committee has the primary responsibility for overseeing the management of risks facing Entergy and its subsidiaries, including the Company. The standing committees of Entergy’s board of directors also regularly consider risks arising within their respective functional areas of responsibility. Each of Entergy’s standing committees receives regular reports from management which assist in its oversight of risk in its respective area of responsibility.

Board Committees

The Company’s Board does not have any standing committees. However, the Entergy board standing committees described below review and consider matters affecting the Company as part of their oversight of Entergy and its subsidiaries. The chairs and members of those committees are appointed annually and are composed entirely of independent directors as defined by NYSE rules and Entergy’s Corporate Governance Guidelines. Each committee operates pursuant to a written charter. Entergy’s Corporate Governance Guidelines, the charters of its Audit, Corporate Governance and Talent and Compensation Committees and the Code of Business Conduct and Ethics (the “Code of Conduct”), including any amendments or waivers, are available at https://www.entergy.com/sustainability/governance/ and in print to any shareholder who requests a copy from Entergy’s Secretary. The information on Entergy’s website is not part of this Information Statement.

The information below describes the current chairs, membership and key responsibilities of each of Entergy’s board committees.

Audit Committee

Members*: Patrick J. Condon (Chair), John H. Black, Philip L. Frederickson, M. Elise Hyland and Karen A. Puckett. The Audit Committee held 9 meetings in 2022. Each member of the Audit Committee satisfies the heightened independence standards and qualification criteria of the NYSE and the Securities and Exchange Commission (“SEC”) rules, and is financially literate in accordance with the NYSE rules. Mr. Black, Mr. Condon and Mr. Frederickson qualify as “Audit Committee Financial Experts” as defined by the SEC.

Key Responsibilities:

●	Oversees accounting and financial reporting processes and the audits of financial statements;

●	Assists the Entergy board in fulfilling its oversight responsibilities with respect to compliance with legal and regulatory requirements, including disclosure controls and procedures;

●	Decides whether to appoint, retain or terminate the independent auditors;

●	Pre-approves all audit, audit-related, tax and other services, if any, provided by the independent auditors;

●	Appoints and oversees the work of Entergy’s Vice President, Internal Audit and assesses the performance of the Internal Audit Department; and

●	Prepares the Audit Committee Report.

* John H. Black was appointed to the Audit Committee on March 1, 2023 upon his election to the board of directors of Entergy.

Corporate Governance Committee

Members*: Stuart L. Levenick (Chair), Gina F. Adams, Brian W. Ellis and Blanche L. Lincoln. The Corporate Governance Committee held 6 meetings in 2022.

Key Responsibilities:

●	Recommends the Entergy director nominees for approval by the Entergy board and shareholders;

●	Establishes and implements self-evaluation procedures for the Entergy board and its committees, including individual director evaluations;

●	Reviews annually and makes recommendations to the Entergy board on the form and amount of Entergy non-employee director compensation; and

●	Provides oversight of Entergy’s sustainability strategies, policies and practices, including those relating to climate change and corporate social responsibility.

* Alexis M. Herman, who was a member of the Corporate Governance Committee during 2022, retired from the Entergy board of directors at Entergy’s 2023 annual meeting of shareholders held on May 5, 2023. Gina F. Adams was appointed to the Corporate Governance Committee on March 1, 2023 upon her election to the board of directors of Entergy.

Finance Committee

Members: Philip L. Frederickson (Chair), John R. Burbank, Kirkland H. Donald and M. Elise Hyland. The Finance Committee held 8 meetings in 2022.

Key Responsibilities:

●	Oversees corporate capital structure and budgets and recommends approval of capital projects;

●	Oversees financial plans and key financial risks;

●	Reviews and makes recommendations to the Entergy board regarding financial policies, strategies, and decisions, including Entergy’s dividend policy;

●	Reviews investing activities; and

●	Reviews and makes recommendations to the Entergy board with respect to significant investments.

Talent and Compensation Committee*

Members*: Karen A. Puckett (Chair), Gina F. Adams, John R. Burbank, Brian W. Ellis and Blanche L. Lincoln. The Talent and Compensation Committee held 11 meetings in 2022. Each member of the Talent and Compensation Committee satisfies the heightened independence standards and qualification criteria in the NYSE and SEC rules.

Key Responsibilities:

●	Determines and approves the compensation of Entergy’s Chief Executive Officer and other senior executive officers;

●	Approves or makes recommendations to the Entergy board to approve incentive, equity-based and other compensation plans;

●	Develops and implements compensation policies;

●	Evaluates the performance of Entergy’s Chairman and Chief Executive Officer;

●	Reports at least annually to the Entergy board on succession planning, including succession planning for Entergy’s Chief Executive Officer; and

●	Provides oversight of organizational health and diversity and inclusion strategies.

* The committee’s charter was revised in 2022 to change the committee’s name from the Personnel Committee to the Talent and Compensation Committee to better reflect its overall human capital oversight responsibilities. Alexis M. Herman, who was a member of the Talent and Compensation Committee during 2022, retired from the Entergy board of directors at Entergy’s 2023 annual meeting of shareholders held on May 5, 2023. Gina F. Adams was appointed to the Talent and Compensation Committee on May 5, 2023.

Director Attendance

Board Meetings

In 2022, our Board held 4 meetings. All of our incumbent directors attended at least 75% of the total number of meetings of our Board held during the period of 2022 in which he or she served as director.

Annual Shareholder Meeting

As the sole owner of all of the shares of our common stock, which possesses 79% of the voting power in the election of directors, Entergy has the ability to elect all of the Company’s directors. Accordingly, as permitted by our Certificate of Formation and bylaws, we do not hold an annual meeting of shareholders, and instead, annually, members of our Board are elected through a written consent executed by Entergy.

Shareholder Communication With Our Board

Our shareholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary, c/o Entergy, 639 Loyola Avenue, New Orleans, Louisiana, 70113 or by email at etrbod@entergy.com, who, upon receipt of any communication will note the date the communication was received, open the communication, make a copy of it for our files, and promptly forward the communication to the director(s) to whom it is addressed. However, spam, junk mail, mass mailings, service complaints, service inquiries, new service suggestions, resumes and other forms of job inquiries, surveys, business solicitations and advertisements or requests for donations and sponsorships will not be forwarded.

Business Ethics and Conduct

Our directors, officers and employees are required to comply with the Code of Conduct. The Code of Conduct is intended to focus individuals on areas of ethical risk, help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty, accountability and mutual respect. It covers a wide range of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the Company. Any substantive amendment to or waiver from the Code of Conduct for any of Entergy’s directors or executive officers will be disclosed on Entergy’s website, https://www.entergy.com/, or in a Current Report on Form 8-K.

Anti-Hedging Policy

Entergy has adopted an anti-hedging policy that prohibits officers, directors and employees of Entergy and its affiliates, including the Company, from entering into hedging or monetization transactions involving Entergy’s common stock. Prohibited transactions include, without limitation, zero-cost collars, forward sale contracts, purchase or sale of options, puts, calls, straddles or equity swaps or other derivatives that are directly linked to Entergy’s stock or transactions involving “short-sales” of Entergy’s stock.

Review and Approval of Related Party Transactions

Entergy’s board of directors has adopted a written Related Party Transaction Approval Policy that applies to any transaction or series of transactions in which Entergy or a subsidiary, including the Company, is a participant:

●	When the amount involved exceeds $120,000; and

●	When a Related Party (a director or executive officer of Entergy or any subsidiary, any nominee for director, any shareholder owning an excess of 5% of the total equity of Entergy and any immediate family member of any such person) has a direct or indirect material interest in such transaction (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

The policy is administered by Entergy’s Corporate Governance Committee. The committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction and will approve or ratify only those transactions that are, in the committee’s judgment, appropriate or desirable under the circumstances. The Corporate Governance Committee has determined that certain types of transactions do not create or involve a direct or indirect material interest, including (i) compensation and related party transactions involving a director or an executive officer solely resulting from service as a director or employment with Entergy or its subsidiaries, including the Company, as long as the compensation is approved by Entergy’s board of directors (or an appropriate committee); (ii) transactions involving public utility services at rates or charges fixed in conformity with law or governmental authority; or (iii) all business relationships between Entergy and a Related Party made in the ordinary course of business on terms and conditions generally available in the marketplace an in accordance with applicable law. To Entergy’s knowledge, since January 1, 2022, neither Entergy nor any of its affiliates, including the Company, has participated in any Related Party transaction.

Director Compensation

All of the Company’s directors are employees of Entergy or its subsidiaries, and do not receive any additional compensation for their service as a director of the Company. The compensation received in 2022 by the Company’s directors who are also Named Executive Officers (“NEOs”) is shown in the 2022 Summary Compensation Table on page 38.

Audit Matters

Fiscal Year 2022

Deloitte & Touche LLP and their affiliates (“Deloitte & Touche”) served as the independent registered public accounting firm for Entergy and its subsidiaries, including the Company, in 2022. Deloitte & Touche is an independent public accounting firm registered with the Public Company Accounting Oversight Board (the “PCAOB”).

Aggregate fees allocated to the Company by Deloitte & Touche for the years ended December 31, 2022 and 2021 were as follows:

	2022	2021
Audit Fees	$1,410,943	$1,131,857
AUDIT-RELATED FEES(a)	300,000	252,187

Total Audit and Audit-Related Fees	$1,710,943	$1,384,044
Tax Fees	–	–
All Other Fees	–	–

TOTAL FEES(b)	$1,710,943	$1,384,044

(a)	Includes fees for employee benefit plan audits, consultation on financial accounting and reporting, storm examination services in 2022 and 2021, agreed-upon procedures for storm securitizations in 2022, and other attestation services.

(b)	100% of fees paid in 2022 and 2021 were pre-approved by Entergy’s Audit Committee.

Audit Committee Guidelines for Pre-Approval of Independent Auditor Services

Entergy’s Audit Committee has adopted the following guidelines regarding the engagement of Entergy’s independent auditor to perform services for Entergy and its subsidiaries, including the Company:

1.	The independent auditor will provide the Entergy Audit Committee, for approval, an annual engagement letter outlining the scope of services proposed to be performed during the fiscal year, including audit services and other permissible non-audit services (e.g. audit-related services, tax services, and all other services).

2.	For other permissible services not included in the engagement letter, Entergy management will submit a description of the proposed service, including a budget estimate, to the Entergy Audit Committee for pre-approval. Management and the independent auditor must agree that the requested service is consistent with the SEC’s rules on auditor independence prior to submission to the Entergy Audit Committee. The Entergy Audit Committee, at its discretion, will pre-approve permissible services and has established the following additional guidelines for permissible non-audit services provided by the independent auditor:

●	Aggregate non-audit service fees are targeted at fifty percent or less of the approved audit service fee.

●	All other services should only be provided by the independent auditor if it is a highly qualified provider of that service or if the Entergy Audit Committee pre-approves the independent audit firm to provide the service.

3.	The Entergy Audit Committee will be informed quarterly as to the status of pre-approved services actually provided by the independent auditor.

4.	To ensure prompt handling of unexpected matters, the Entergy Audit Committee delegates to the Entergy Audit Committee Chair or its designee the authority to approve permissible services and fees. The Entergy Audit Committee Chair or designee will report action taken to the Entergy Audit Committee at the next scheduled Entergy Audit Committee meeting.

5.	The Vice President and General Auditor will be responsible for tracking all independent auditor fees and will report quarterly to the Entergy Audit Committee.

The information contained in the following Entergy Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Entergy Audit Committee Report

The Entergy’s Audit Committee is comprised of four independent directors. The committee operates under an Entergy board-adopted written charter which was revised most recently in May 2019*. The Entergy board has determined that each member of the Entergy Audit Committee has no material relationship with Entergy under the Entergy board’s independence standards and that each is independent and financially literate under the listing standards of the NYSE and under the SEC’s standards relating to the independence of audit committees. In addition, Entergy’s board has determined that Messrs. Condon and Frederickson satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of Entergy’s and its subsidiaries’ financial statements and for maintaining appropriate accounting and financial reporting policies and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Entergy Audit Committee is responsible for overseeing Entergy’s accounting and financial reporting processes and audits of Entergy’s financial statements. As set forth in its charter, the Entergy’s Audit Committee acts in an oversight capacity and relies on the work and assurances of management, Entergy’s internal auditors, as well as Entergy’s independent registered public accounting firm, Deloitte & Touche. Deloitte & Touche is responsible for auditing the consolidated financial statements of Entergy and expressing an opinion on their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the PCAOB.

The Entergy Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work performed by Deloitte & Touche. In fulfilling its oversight responsibility, the Entergy Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

The Entergy Audit Committee held 9 meetings during 2022. The meetings were designed to facilitate and encourage private communication between the Entergy Audit Committee and management, the internal auditors and Deloitte & Touche. During these meetings, the Entergy Audit Committee reviewed and discussed the audited annual financial statements, the unaudited interim financial statements and significant accounting policies applied by Entergy and its subsidiaries in their financial statements with management and Deloitte & Touche. The Entergy Audit Committee also has discussed with and received regular status reports from Entergy’s General Auditor and Deloitte & Touche on the overall scope and plans for their audits of Entergy, including their scope and plans for evaluating the effectiveness of internal control over financial reporting as required by applicable rules of the PCAOB and applicable SEC rules. On a regular basis, the Entergy Audit Committee reviews Entergy’s cybersecurity risk management practices and performance, primarily by receiving reports on Entergy’s cybersecurity management program as prepared by Entergy’s Chief Information Officer, Chief Security Officer, and General Auditor.

The discussions with Deloitte & Touche also included the matters required to be discussed by the applicable requirements of the SEC and PCAOB, including Critical Audit Matters. The Entergy Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Entergy Audit Committee concerning independence, and has discussed with Deloitte & Touche, its independence. As required by SEC rules, lead audit partners are rotated every five years. The Entergy Audit Committee is directly involved in the selection process of the current and prior lead partners. One or more members of the Entergy Audit Committee meet with candidates for the lead audit partner and the committee discusses the appointment before the rotation occurs. Deloitte & Touche provides no internal audit services for Entergy or its subsidiaries and the Entergy Audit Committee has concluded that non-audit services provided by Deloitte & Touche are compatible with maintaining its independence.

Based on the above-referenced reviews and discussions, the Entergy Audit Committee recommended to the Entergy board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), and the Entergy board of directors approved this recommendation.

The Audit Committee of the Entergy Board of Directors*:

Patrick J. Condon, Chair	M. Elise Hyland
Philip L. Frederickson	Karen A. Puckett

* Subsequent to the Entergy Audit Committee’s approval of the Audit Committee Report, John H. Black was appointed to the Audit Committee upon his election to Entergy’s board of directors on March 1, 2023. Additionally, following the Entergy Audit Committee’s approval of the Audit Committee Report, the Entergy Audit Committee charter was revised in May 2023.

EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) section of this Information Statement describes Entergy’s executive compensation policies, programs, philosophy and decisions regarding the Company’s NEOs for 2022. It also explains how and why the Talent and Compensation Committee of Entergy’s board of directors (the “Talent and Compensation Committee”) arrived at the specific compensation decisions involving the NEOs in 2022, who were:

Name(1)	Title
Eliecer Viamontes	President and Chief Executive Officer
A. Christopher Bakken, III(2)	Executive Vice President, Entergy Infrastructure
Leo P. Denault(3)	Former Chairman of the Board and Chief Executive Officer, Entergy
Kimberly A. Fontan(4)	Executive Vice President and Chief Financial Officer
Andrew S. Marsh(3)	Chairman of the Board and Chief Executive Officer
Roderick K. West	Group President, Utility Operations

(1)	Messrs. Bakken, Marsh, and West and Ms. Fontan hold the positions referenced above as executive officers of Entergy and are members of Entergy’s Office of the Chief Executive (“OCE”). Mr. Denault also held the former position referenced above as an executive officer of Entergy and a member of the OCE. No additional compensation was paid in 2022 to any of these officers for their service as an NEO of the Company.
(2)	Mr. Bakken transitioned from the role of Executive Vice President, Chief Nuclear Officer to Executive Vice President, Entergy Infrastructure effective November 1, 2022. Additionally, on May 1, 2023, Mr. Bakken advised Entergy of his intention to retire at the end of 2023 as part of a planned leadership transition. In conjunction with his planned retirement, on May 1, 2023, Mr. Bakken transitioned to a senior advisory role advising and executing on special projects in which he will continue to hold the same title and report to Entergy’s Chief Executive Officer.
(3)	Mr. Denault is included in the CD&A because, as Entergy’s Chief Executive Officer for a portion of 2022, he was one of the Company’s three most highly compensated executive officers serving as such at the end of 2022. On November 1, 2022, Mr. Marsh became Entergy’s Chief Executive Officer following Mr. Denault’s resignation as Entergy’s Chief Executive Officer. Also on November 1, 2022, Mr. Denault transitioned to holding only the role of Entergy’s Executive Chair and in such role continued serving as Entergy’s Chairman of the Board. Effective January 31, 2023, Mr. Denault resigned from the position as Entergy’s Executive Chair and from Entergy’s board and Mr. Marsh was elected as Entergy’s Chairman of the Board.
(4)	Ms. Fontan, who previously served as Senior Vice President and Chief Accounting Officer, succeeded Mr. Marsh as Executive Vice President and Chief Financial Officer on November 1, 2022.

Overview

Entergy’s Compensation Principles and Philosophy

Entergy’s executive compensation programs are based on a philosophy of pay for performance aimed at achieving its strategy and business objectives. Entergy believes its executive pay programs advance the interests of all of its stakeholders, as they are thoughtfully designed to:

●	Motivate and reward the achievement of results that are deemed by the Talent and Compensation Committee to be consistent with the overall goals and strategic direction that the Entergy board has approved for Entergy.
●	Attract and retain a highly experienced, diverse, and successful management team.

●	Create sustainable value for the benefit of all of Entergy’s stakeholders, including its customers, employees, communities, and owners.
●	Align the interests of the executives with Entergy’s long-term business strategy by tying equity-based awards to performance metrics designed to focus Entergy’s executives on driving continuous improvement in operational and financial results to the benefit of all stakeholders, including Entergy’s customers, employees, communities and owners.

Compensation Best Practices

The Talent and Compensation Committee reviews Entergy’s executive compensation programs on an ongoing basis to evaluate whether they support Entergy’s executive compensation principles and philosophy and are aligned with the interests of Entergy’s stakeholders. Entergy’s executive compensation practices include the following, each of which the Talent and Compensation Committee believes reinforces Entergy’s executive compensation principles and philosophy:

Practice	Description
Pay for Performance	The executive compensation programs yield pay outcomes that are highly correlated with Entergy’s performance and drive long-term value creation.
Annual and Long-Term Incentive Measures Drive Desired Employee Behaviors

Performance measures for the annual and long-term incentive programs incentivize employee behaviors that serve Entergy’s key stakeholders:

●    Customers – Net Promoter Score (NPS).

●    Employees – Diversity, Inclusion & Belonging (DIB) and Safety.

●    Communities – Environmental Stewardship and DIB.

●    Owners – Adjusted Earnings Per Share, Credit, TSR.

Double Trigger Change-in-Control	Entergy requires both a change-in-control and an involuntary termination without cause or voluntary termination with good reason for cash severance payments and immediate vesting of unvested equity awards.
Long-Term Incentives Paid in Stock	All long-term incentives are settled in shares of Entergy common stock.
Robust Stock Ownership Guidelines	Entergy requires executive officers to own a significant amount of Entergy stock.
Cap on Incentive Awards for OCE Members	The maximum payout for members of the OCE is capped at 200% of the target opportunity for the annual incentive and long-term Performance Unit Program (“PUP”) awards.
Rigorous Goals	Entergy sets financial goals based on externally disclosed annual and multi-year guidance and outlooks, and non-financial goals based on rigorous internal review.

Practice	Description
Clawback Policy

If Entergy is required to restate its financial statements due to noncompliance with financial reporting requirements under the securities laws or if there is a material miscalculation of a performance measure related to incentive compensation, regardless of whether the financials are restated, Entergy’s clawback policy requires Entergy to recover from current and former executive officers, including executive officers of the Company, incentive compensation overpayments made during the three years preceding such restatement or material miscalculation, as applicable.

If Entergy’s board determines that a current or former executive officer engaged in fraud resulting in a restatement of Entergy’s financial statements or a material miscalculation of an incentive compensation performance measure, Entergy may seek to recover all or part of the incentive compensation affected by the fraudulent act and paid or payable to such executive officer during the three years preceding the restatement or the material miscalculation, as applicable.

In October 2022, the SEC adopted new Rule 10D-1 under the Exchange Act, which requires national securities exchanges, including the NYSE, to establish listing standards relating to executive officer incentive payment clawback and disclosure rules. Entergy and the Company have monitored the development and adoption of the NYSE’s final listing standards and plan to amend and/or adopt clawback policies, as appropriate, in accordance with requirements of the NYSE’s final listing standards.

No Hedging of Entergy Stock	Directors, executive officers and employees of Entergy and its subsidiaries may not directly or indirectly engage in transactions intended to hedge or offset the market value of Entergy’s common stock owned by them.
No Pledging of Entergy Stock	Directors and executive officers of Entergy and its subsidiaries may not directly or indirectly pledge Entergy common stock as collateral for any obligation.
No Excessive Perquisites	Executive officers receive limited ongoing perquisites that make up a small portion of total compensation.
No Tax Gross-Ups	Entergy does not provide tax gross ups to OCE members, other than relocation benefits.
No Dividends on Unearned Performance Awards	Entergy does not pay dividends on unearned performance awards.
No Repricing or Exchange of Underwater Stock Options	Entergy’s equity incentive plan does not permit repricing or the exchange of underwater stock options without the approval of its shareholders.
No Employment Agreements	Entergy does not have employment contracts with its executive officers.
Independent Compensation Consultant	The Talent and Compensation Committee retains an independent compensation consultant to advise on the executive compensation programs and practices.

Practice	Description
Annual Say-on-Pay	Entergy values the input of its shareholders on the executive compensation programs. Entergy’s board seeks an annual non-binding advisory vote from shareholders to approve the executive compensation disclosed in the CD&A, tabular disclosure, and related narrative of Entergy’s annual proxy statements.
Annual Compensation Risk Assessment	A risk assessment of Entergy’s compensation programs is performed on an annual basis to ensure that the programs and policies do not incentivize unnecessary or excessive risk-taking behavior.

2022 Incentive Payouts

Performance measures and targets for the 2022 annual incentive awards were determined by the Talent and Compensation Committee in December 2021 and January 2022, respectively. Performance measures and targets for the 2020 – 2022 performance period for the long-term PUP awards were established in December 2019 and January 2020, respectively. In January 2023 the Talent and Compensation Committee certified the results for the Entergy Achievement Multiplier (“EAM”), the formulaic payout factor that determines the funding available for the 2022 annual incentive awards, and certified the results for the long-term PUP awards for the 2020 – 2022 long-term performance period.

Annual Incentive Awards

In December 2021 the Talent and Compensation Committee determined that the EAM that would determine the overall funding level for the 2022 annual incentive awards would be based on financial and non-financial measures with the financial measure weighted 60% and the non-financial measures, which address key aspects of Entergy’s performance on strategies designed to ensure its long-term health and success, collectively accounting for the remaining 40%.

Financial Measure: Keeping with the Talent and Compensation Committee’s goal of aligning performance measures with financial results that link to externally communicated investor guidance, Entergy Tax Adjusted Earnings Per Share (“ETR Tax Adjusted EPS”) was used as the financial measure to determine the EAM. ETR Tax Adjusted EPS is not reported in accordance with generally accepted accounting principles (“GAAP”) and is a non-GAAP financial measure; please see Appendix A for a reconciliation to GAAP earnings per share and further information.

Non-Financial Measures: To demonstrate Entergy’s strong commitment to creating long-term sustainable value for its key stakeholders – customers, communities, employees, and owners – and to link executive compensation more directly to the achievement of those objectives, the Talent and Compensation Committee decided that 40% of the EAM would be determined on the basis of progress achieved in the following areas, each of which would be weighted equally: Safety; DIB; Environmental Stewardship; and the Customer NPS.

The 2022 annual incentive targets and results determined by the Talent and Compensation Committee were:

Annual Incentive Performance Goals(1)	2022 Percentage of EAM	Target	2022 Results	Level of Achievement
ETR Tax Adjusted EPS ($)	60%	6.30	6.58(2)	195%
Safety (SIF Rate)(3)	10%	0.03	0.06	44%
Customer NPS	10%	12	5.6	31%
DIB	10%	Qualitative(4)		90%
Environmental Stewardship	10%	Qualitative(4)		119%
EAM as a percentage of target	100%			145%

(1) See “What Entergy Corporation Pays and Why – 2022 Compensation Decisions – Annual Incentive Compensation – 2022 Performance Assessment” for the minimum and maximum achievement levels.

(2) See Appendix A for a reconciliation to the nearest GAAP measure.

(3) SIF Rate refers to rate of serious injuries and fatalities per 100 employees or contractors. The employee and contractor targets and results are averaged to arrive at reported results. The 2022 target was top quartile performance among electric utilities for 2022, as reported by the Edison Electric Institute (EEI).

(4) This qualitative assessment is informed by quantitative measures. See “What Entergy Corporation Pays and Why – 2022 Compensation Decisions – Annual Incentive Compensation – ESG Measures and Targets” for a discussion of the performance assessment of the DIB and Environmental Stewardship performance measures.

After consideration of individual performance, the Talent and Compensation Committee awarded the NEOs payouts averaging 131% of target, with a payout of 125% of target to Mr. Viamontes.

Long-Term Performance Unit Program

In January 2020 the Talent and Compensation Committee chose relative TSR and Cumulative ETR Adjusted Earnings Per Share (“Cumulative ETR Adjusted EPS”) as the performance measures for the 2020 – 2022 performance period, with relative TSR weighted 80% and Cumulative ETR Adjusted EPS weighted 20%. Cumulative ETR Adjusted EPS adjusts Entergy’s as reported (GAAP) results to eliminate the impact of the Entergy Wholesale Commodities business and other non-routine items, consistent with the manner in which we communicated earnings guidance and outlooks to investors at the time the measure was chosen.

The targets and results for the 2020 – 2022 performance period as determined by the Talent and Compensation Committee were:

Long-Term PUP Measures	2020 – 2022 PUP Target	2020 – 2022 PUP Result
Relative TSR	Median	4th Quartile(2)
Cumulative ETR Adjusted EPS($)(1)	17.85	18.46
Payout (as a percentage of target)	100%	27%

(1) The Cumulative ETR Adjusted EPS measure was replaced in 2021 by Adjusted FFO/Debt Ratio to avoid the use of duplicative measures in the annual incentive and long-term incentive programs. See “2022 Performance Measures and Methodology” below for additional discussion of the performance measures for the current long-term Performance Unit Program.

(2) Entergy ranked 16th of the 20 companies comprising the Philadelphia Utility Index for the performance period.

What Entergy Pays and Why

How Entergy Makes Compensation Decisions

Role of the Talent and Compensation Committee

The Talent and Compensation Committee, which is composed solely of independent directors of Entergy, determines the compensation for each member of the OCE and oversees the design and administration of Entergy’s executive compensation programs. Each year, the Talent and Compensation Committee reviews and considers a comprehensive assessment and analysis of the executive compensation programs, including the elements of each OCE member’s compensation, with input from the committee’s independent compensation consultant. The compensation for Mr. Viamontes, who is not a member of the OCE, is determined in accordance with Entergy’s executive compensation programs established by the Talent and Compensation Committee and is approved by the Chief Executive Officer of Entergy based on input and recommendations from Mr. Viamontes’ immediate supervisor and the committee’s independent compensation consultant. When establishing the compensation programs for the NEOs, the Talent and Compensation Committee also considers input and recommendations from management, including Entergy’s Chief Executive Officer and Entergy’s Chief Human Resource Officer, who attend the Talent and Compensation Committee meetings as appropriate. The committee annually conducts an independence assessment of its advisors including the compensation consultant, consistent with NYSE listing standards and SEC rules governing proxy disclosure.

Role of the Independent Compensation Consultant

In 2022, the Talent and Compensation Committee continued to retain Pay Governance, LLC (“Pay Governance”) as its independent compensation consultant. Pay Governance attended each of the 2022 Talent and Compensation Committee meetings and provided advice, including reviewing and commenting on market compensation data used to establish the compensation of the executive officers and Entergy’s directors, the terms and performance goals applicable to incentive plan awards, the process for certifying achievement of the incentive goals, and analysis with respect to specific projects and information regarding trends and competitive practices. The compensation consultant also meets with the Talent and Compensation Committee members without management present.

Competitive Positioning

➢  Market Data for Compensation Comparison

Annually, the Talent and Compensation Committee reviews:

•	published and private compensation survey data analyzed and provided by Pay Governance;
•	both utility and general industry data to determine total direct compensation (base salary, annual and long-term incentive) for non-industry specific roles; and
•	data from utility companies to determine total direct compensation for management roles that are utility-specific, such as Group President, Utility Operations.

➢  How the Talent and Compensation Committee Uses Market Data

The Talent and Compensation Committee uses this survey data to develop compensation opportunities that are designed to deliver total direct compensation within a targeted range of approximately the 50th percentile of the surveyed companies in the aggregate. In general, compensation levels for an executive officer who is new to a position tend to be closer to the 25th percentile of surveyed companies, while seasoned executive officers whose experience and skill set are viewed as critical to retain may be positioned at or somewhat above the market median.

➢  Proxy Peer Group

Although the survey data described above is the primary data used in benchmarking compensation, the Talent and Compensation Committee used compensation information from the companies included in the Philadelphia Utility Index to evaluate the overall reasonableness of Entergy’s compensation programs and to determine relative TSR performance levels for the 2022 – 2024 PUP performance period. The Talent and Compensation Committee identified the Philadelphia Utility Index as the appropriate industry peer group for determining relative TSR performance levels because the companies included in this index, in the aggregate, are viewed as comparable to Entergy in terms of business and scale.

The Talent and Compensation Committee approved the 2022 compensation model and framework based on compensation information from the companies included in the Philadelphia Utility Index as of December 31, 2021, which were:

AES Corporation	Consolidated Edison Inc.	Eversource Energy	Public Service Enterprise Group, Inc.
Ameren Corporation	Dominion Energy	Exelon Corporation	Southern Company
American Electric Power Co. Inc.	DTE Energy Company	FirstEnergy Corporation	WEC Energy, Inc.
American Water Works Company, Inc.	Duke Energy Corporation	NextEra Energy, Inc.	Xcel Energy, Inc.
CenterPoint Energy Inc.	Edison International	Pinnacle West Capital Corporation

2022 Compensation Structure and Incentive Metrics

In 2022, Entergy’s executive compensation programs consisted of base salary and annual and long-term incentives as outlined in the table below:

Compensation Element	Form	Objective	Metrics/ Performance Period
Base Salary	Cash	Provides a base level of competitive cash compensation for executive talent.	N/A
Annual Incentive Awards	Cash	Motivates and rewards executives for performance on key financial and operational measures during the year; designed to incentivize behaviors that serve Entergy’s four stakeholders – customers, employees, communities and owners.	● ETR Tax Adjusted EPS ● Safety ● DIB ● Environmental Stewardship ● Customer NPS Measured over a one-year period
PUP Awards	Equity	Provides market competitive compensation that retains skills and knowledge while increasing our executives’ ownership in Entergy, further enhancing their focus on driving continuous improvement in operational results to the benefit of all stakeholders. Designed to focus our executives on driving utility growth, building long-term shareholder value, and a strong balance sheet.	● Relative TSR ● Adjusted FFO/Debt Ratio Measured over a 3-year performance period

Compensation Element	Form	Objective	Metrics/ Performance Period
Stock Options	Equity	Enhances management’s focus on driving continuous improvement in operational results to the benefit of all stakeholders. Aligns interests of management with long-term shareholder value, provides market competitive compensation, retains talent, and increases management’s ownership in Entergy.	Service-based with 3-year pro rata vesting
Restricted Stock	Equity	Enhances management’s focus on driving continuous improvement in operational results to the benefit of all stakeholders. Provides market competitive compensation, retains talent, and increases management’s ownership in Entergy.	Service-based with 3-year pro rata vesting

2022 Compensation Decisions

Base Salary

The salary for each NEO is based on the outcome of an annual merit review, the need to retain an experienced team, job promotion, individual performance, scope of responsibility, leadership skills and values, current compensation, and internal equity. For the NEOs who are members of the OCE, the Talent and Compensation Committee also considers the results of the annual market assessment of OCE compensation as provided by its independent compensation consultant. The Talent and Compensation Committee considers changes in the base salaries of the NEOs at least annually, and in 2022, all of the NEOs, other than Mr. Denault, received increases in their base salaries ranging from approximately 2.99% to 3.31% effective April 1, 2022. Mr. Denault did not receive a merit increase in April 2022 as the Talent and Compensation Committee believed that his base salary was generally consistent with market levels for comparably situated executives. In connection with their November 2022 promotions, Mr. Marsh’s base salary increased from $732,021 to $1,100,000 and Ms. Fontan’s base salary increased from $369,850 to $625,000. These adjustments were made after considering the competitive market data described above as well as their previous compensation levels and the compensation paid to their predecessors.

The following table sets forth the 2021 and 2022 year-end base salaries for the NEOs. Except as indicated above, changes in base salaries for 2022 were effective in April.

NEO	2021 Base Salary	2022 Base Salary
Eliecer Viamontes	$340,000	$350,154
A. Christopher Bakken, III	$693,911	$714,728
Andrew S. Marsh	$710,700	$1,100,000
Leo P. Denault	$1,300,000	$1,300,000
Kimberly A. Fontan	$358,000	$625,000
Roderick K. West	$753,819	$776,434

Annual Incentive Compensation

The NEOs are eligible for annual incentive awards under the 2019 Entergy Corporation Omnibus Incentive Plan (“2019 OIP”). The maximum funding available for the annual incentive awards is determined by the EAM performance measure. At the beginning of each year, after a review of the Entergy’s strategic plan, the Talent and Compensation Committee engages in a rigorous process to determine the financial, strategic, and operational measures and the targets for each measure that will be used to determine the EAM. The Talent and Compensation Committee also annually establishes target award opportunities for each NEO who is a member of the OCE. For the other NEOs, target award opportunities are determined based on their management level within the Entergy organization. Executive management levels at Entergy range from ML level 1 through ML level 4. Accordingly, their respective incentive award opportunities differ from one another based on either their management level or the external market data developed by Pay Governance. As of December 31, 2022, Mr. Viamontes held an ML level 3 position, due to his promotion during 2022 from an ML level 4 position. In 2022, the target award opportunities (as a percentage of base salary) for Ms. Fontan, Mr. Marsh, and Mr. Viamontes were increased in conjunction with their promotions during the year as follows: from 60% to 75% for Ms. Fontan; from 85% to 120% for Mr. Marsh; and from 40% to 55% for Mr. Viamontes. These adjustments were made after considering the competitive market data described above as well as their previous compensation levels. The target award opportunities for the other NEOs in 2022 remained at the same level as those established for 2021.

In January, after the end of the fiscal year, the Finance and Talent and Compensation Committees jointly review Entergy’s results, and the Talent and Compensation Committee determines the EAM based on the level of achievement of the performance measures established. The Talent and Compensation Committee retains discretion to modify the EAM based on its assessment of the degree of management’s success in achieving Entergy’s strategic objectives and overcoming any challenges that occurred during the year.

Individual executive officer awards are determined based on the Talent and Compensation Committee’s or management’s consideration of each executive’s role in executing Entergy’s strategies and delivering the financial and operational performance achieved, but also the individual’s accountability for any challenges and achievements Entergy experienced during the year.

2022 Performance Measures and Methodology

For 2022 and consistent with the 2021 program design, the Talent and Compensation Committee decided that the EAM would be based on both financial and non-financial measures, with the financial measure weighted 60% and four non-financial measures each weighted at 10%. Targets and ranges of performance were established for each of the measures, with no payout for results less than the designated minimum, a 25% payout opportunity for results at the minimum, a 100% payout opportunity for results at target, and a 200% payout opportunity for results equal to or exceeding the maximum. Payout opportunities for results between the minimum and maximum performance achievement levels were determined by straight line interpolation, with the EAM result being determined by the weighted average of the payouts determined for each of the performance measures.

Financial Measure and Target

For the EAM financial measure, the Talent and Compensation Committee decided to use ETR Tax Adjusted EPS. This measure is based on ETR Adjusted EPS, the earnings measure by which Entergy provides external guidance, which is then adjusted to add back 50% of the net effect (positive or negative) of significant tax strategy items and to eliminate the effect of: (i) major storms, including the impact on total debt of pending securitizations, (ii) resolutions during the year of certain unresolved regulatory litigation matters, (iii) unrealized gains or losses on equity securities, (iv) effects of federal income tax law changes, and (v) any adjustments to contributions to pension investments or trusts related to post-retirement benefits that are elective and deviate from original plan assumptions (collectively, the “Pre-Determined Exclusions”). The Talent and Compensation Committee determined that target performance for this metric would equal management’s expectation for ETR Adjusted EPS as reflected in its financial plan, or $6.30 per share, with minimum performance determined to be $6.00 per share and maximum performance equal to $6.60 per share.

ETR Tax Adjusted EPS was used as the financial measure for the EAM because:

•	It is based on an objective financial measure that Entergy and its investors consider to be important in evaluating financial performance.

•	It is based on the same measure used for internal and external financial reporting.

•	It provides both discipline and transparency.

The Talent and Compensation Committee considered it appropriate to use ETR Tax Adjusted EPS, which adds back 50% of the net effect of significant tax strategy items that may have been excluded from ETR Adjusted EPS, as the earnings measure because of the significant financial benefits to Entergy resulting from such tax strategy items and the management effort required to achieve them.

The committee also considered, both at the time it chose ETR Tax Adjusted EPS as the EAM financial measure and when it established the targets for this measure, the appropriateness of excluding the effect of each of the specific Pre-Determined Exclusions it had identified from the financial measure. It viewed the exclusion of major storms as appropriate because although Entergy includes estimates for storm costs in its financial plan, it does not include estimates for a major storm event, such as a hurricane, given management’s inability to control or predict acts of nature. The Talent and Compensation Committee considered the exclusion of the effects of any unanticipated changes in federal income tax law to be appropriate because of the inability of management to impact those results. It approved the exclusion of elective adjustments to Entergy contributions to pension and post-retirement benefit plan trusts because such elective adjustments are not reflective of the underlying performance of the business. The Talent and Compensation Committee approved the other Pre-Determined Exclusions from reported results — for the impact of certain legacy unresolved regulatory litigation and unanticipated unrealized gains and losses on securities — primarily because of management’s inability to influence either of the related outcomes.

ESG Measures and Targets

To demonstrate Entergy’s strong commitment to creating long-term sustainable value for its key stakeholders — customers, communities, employees, and owners — and to link executive compensation to successful execution on those strategies, the Talent and Compensation Committee decided to use the measures described below beginning in 2021 to collectively determine 40% of the EAM, with each measure weighted at 10%. These measures were selected because the committee considered them to represent key measures of Entergy’s success in advancing strategies to create sustainable value for its stakeholders that may not be fully captured in its financial results.

Following is a summary description of each of these measures, including the metric or methodology used for determining the level of achievement and the rationale for each of the selected measures:

Measure	Metrics and Targets	Rationale
Safety	Quantitative safety metric based on rate of serious injuries and fatalities per 100 employees or contractors (SIF rate). Minimum performance = second quartile, target = top quartile, and maximum performance = top decile of published EEI member SIF rate data as published in 2022, with no payout if any fatalities during the reporting year.	● Supports Entergy’s goal of maintaining a safe and incident-free workplace for all of its employees and contractors.
Customer NPS	Quantitative customer NPS metric determined through a blind survey of residential customers who are asked how likely they are to recommend Entergy, on a scale of 1 to 10. The NPS is the percentage of promoters (scores 9-10) less the percentage of detractors (scores less than 6). Minimum performance = 5, target = 12, and maximum performance = 19.

● Incentivizes actions that drive positive customer outcomes (as measured through customer feedback) including impacts on reliability improvements, responsiveness, continuous improvement and innovation.

● Signals overall health and loyalty of Entergy’s customer relationship.

DIB	Overall qualitative assessment of DIB key performance indicators assessed in the workforce, workplace, and marketplace, informed by quantitative measures in the areas of increases in female, racially, and ethnically diverse representation, female, racially, and ethnically diverse director and above placements, inclusive climate survey scores, and diverse supplier managed spend; progress on DIB initiatives; and responsiveness to emergent issues.

● Reinforces Entergy’s commitment to be a fair and equitable work environment that is welcoming to all and allows it to attract and retain superb talent, allowing Entergy to execute on its strategy.

● Rewards progress toward meeting Entergy’s commitment to develop and retain a workforce that reflects the rich diversity of the communities Entergy serves.

● Drives an engaged workforce; customer-centric service and solutions; enhancement of owner value; and community partnerships.

Environmental Stewardship	Assessment of progress toward environmental commitments through quantitative and qualitative performance on publicly announced goals and other key initiatives. Goals set for 2022 included CO2 emission rate and other air pollutant emission targets, overall progress towards interim climate goals and net zero by 2050 climate commitments, execution of renewables projects in various stages of development, publication of a TCFD- aligned climate report, developing an accelerated resilience plan, identifying and implementing customer decarbonization solutions, and progress on other planned environmental initiatives.

● Reinforces Entergy’s commitment to long-term sustainability and a reduced impact on the environment, in particular by advancing Entergy’s climate goals and commitments.

● Provides accountability for accelerating completion of Entergy’s resilience investments and advancing Entergy’s customer electrification initiatives.

In determining the targets to set for 2022, the Talent and Compensation Committee reviewed anticipated drivers and risks to Entergy’s expectations for its adjusted earnings for 2022 as set forth in Entergy’s financial plan, as well as factors driving the strong financial performance achieved in 2021. The Talent and Compensation Committee confirmed that the proposed plan targets for ETR Tax Adjusted EPS reflected significant growth in the core earnings measure underlying the annual incentive target. The Talent and Compensation Committee also considered the potential impact of a wide range of identified risks and opportunities and confirmed that both the financial and non-financial annual incentive targets reflected a reasonable balancing of such risks and opportunities and an appropriate degree of challenge. The goals were designed to be achievable, but also to require the strong coordinated performance of the management team.

2022 Performance Assessment

In January 2023 the Finance and Talent and Compensation Committees jointly reviewed Entergy’s financial and operational results and assessed management’s performance against the performance objectives and targets described above in order to determine the EAM. The following table summarizes the annual incentive targets and performance results for 2022, resulting in an EAM of 145%:

	Targets and Results
Performance Measure	Weighting	Minimum	Target	Maximum	2022 Results	Level of Achievement
ETR Tax Adjusted EPS ($)	60%	6.00	6.30	6.60	6.58 (1)	195%
Safety (SIF rate)	10%	0.07	0.03	0.00	0.06(2)	44%
Customer NPS	10%	5.00	12.00	19.00	5.60	31%
DIB	10%	Qualitative assessment (3)				90%
Environmental Stewardship	10%	Qualitative assessment (3)				119%
EAM	100%	25%	100%	200%		145%

(1)	See Appendix A for the reconciliation of non-GAAP financial measures to GAAP results.

(2)	2022 SIF results were 0.05 for employees and 0.07 for contractors. The employee and contractor targets and results were averaged to arrive at target and reported results. The 2022 target was top quartile employee SIF performance among electric utilities for 2022, as reported by EEI, the maximum was top decile performance, and the minimum was 2nd quartile performance.

(3)	This qualitative assessment is informed by quantitative measures and is discussed below.

In assessing 2022 financial performance, the Finance and Talent and Compensation Committees reviewed various factors explaining how the 2022 ETR Tax Adjusted EPS result compared to the 2022 business plan and annual incentive target set in January 2022. ETR Tax Adjusted EPS exceeded the ETR Tax Adjusted EPS target of $6.30 per share by $0.28. This outperformance resulted in part from the fact that ETR Adjusted EPS exceeded the midpoint of the guidance set at the beginning of the year by $0.12 per share. The ETR Tax Adjusted EPS result also reflected a positive adjustment of $0.21 to ETR Adjusted EPS for 50% of the net benefit of tax strategy items impacting net income which had been excluded from ETR Adjusted EPS, as well as a negative adjustment of $0.05 to reflect the expense accrual that would be associated with funding the calculated EAM.

In assessing management’s 2022 performance on the non-financial measures, the committees focused particularly on the qualitative assessments required with respect to the DIB and Environmental Stewardship measures. In each area, the committees reviewed a wide range of quantitative and qualitative key performance indicators and assessed progress on strategies and initiatives that had been identified at the beginning of the performance period as key to achieving Entergy’s strategic objectives.

Following are selected performance milestones and highlights considered as part of the assessment:

Performance Measure	2022 Developments
DIB Level of Achievement ● 90%

●    Increased representation of women and underrepresented racial and ethnic groups in employee population and at director level and above in management from 2021

●    Piloted “All In”, a 5-month/100-person cohort development experience to build inclusive leadership capabilities at all levels

●    Launched “Amplify”, a 6-month learning journey bringing together top female leaders with racially and ethnically diverse women to foster relationships, allyship, development and skill building

●    Entergy’s Employee Resource Groups (ERGs) placed 6th in the Enterprise-Wide ERG category of the Diversity Impact Awards during the 2022 Global ERG Summit

●    Received for the 5th consecutive year the U.S. Department of Labor Platinum Vets Medallion Award for veteran talent pipeline development, recruitment, retention and a veteran’s ERG

●    Diverse supplier managed spend fell from 2021 levels, driven by decreases in storm and non-recurring diverse spend

●    Inclusive climate score remained flat

Environmental Stewardship Level of Achievement ● 119%

●    Utility equity CO2 emission rate fell short of our 2022 goal of 617 lbs/MWh with an initial projection above that target, with an actual emission rate of 719 lbs/MWh, largely due to higher natural gas prices resulting in more economic dispatch of our coal generation by the Midcontinent Independence System Operator (MISO) as compared to 2021 in addition to supporting reliability during extreme weather events, such as Winter Storm Elliott in the fourth quarter of 2022

Performance Measure	2022 Developments

●    Developed and announced a new interim climate goal to achieve 50% carbon-free energy capacity by 2030

●    Continued progress on advancing green tariff solutions for the benefit of customers

●    Advanced renewable capacity requirements through the request for proposals (both owned and power purchase agreements), development and construction processes, with just over 800 MW of renewables in service, 1,100 MW of active projects, and active solar and wind requests for proposals totalling 7,000 MW

●    Progress on studies of and engagements with various low- and zero-carbon technologies including advanced nuclear, offshore wind, energy storage and hydrogen

●    Published second TCFD-aligned climate report providing updated information on our path to achieve net zero emissions by 2050

●    Developed and announced an accelerated resilience plan, and began related regulatory filings

●    Increased engagement with many of our industrial and commercial customers to identify opportunities to provide decarbonization solutions

In addition to the foregoing financial and operational results, the Talent and Compensation Committee considered management’s degree of success in achieving various strategic, operational and regulatory objectives and in overcoming certain challenges that arose in the business during the course of the year.

Under the annual incentive program, each NEO could earn a payout ranging from 0% to 200% of the NEO’s target opportunity, subject to the overall funding limitation determined by the EAM. To determine individual NEO annual incentive awards for members of the OCE, the Talent and Compensation Committee considered individual performance in executing on Entergy’s strategies and delivering the strong financial performance and operational successes achieved in 2022, as well as the executive’s success in achieving individual goals within the executive’s scope of responsibilities. The committee also considered certain challenges Entergy experienced during the year, particularly in relation to regulatory and customer relationships and each officer’s accountabilities and accomplishments in addressing those external challenges. With respect to Mr. Marsh and Ms. Fontan, the committee approved awards that were prorated based on the period of time served in each of the two positions held by the officer during 2022, the target opportunities for each such position, and the committee’s assessment of the officer’s performance in each such position.

With these considerations in mind, the Talent and Compensation Committee approved the following annual incentive payouts to each of the NEOs who are members of the OCE ranging from 125% to 144% of target.

After the EAM was established to determine overall funding for the annual incentive awards, Entergy’s Chief Executive Officer allocated incentive award funding to individual business units based on business unit results. Individual awards were determined for the remaining NEOs who are not members of the OCE by their immediate supervisor based on the individual officer’s key accountabilities, accomplishments, and performance. This resulted in a payout of 125% of target to Mr. Viamontes, who is not a member of the OCE.

Based on the foregoing evaluation of management performance, the NEOs received the following annual incentive payouts:

NEO	Year-End Base Salary	Target as Percentage of Year-End Base Salary	2022 Target Award (1)	Payout as Percentage of Target	2022 Annual Incentive Award
Eliecer Viamontes	$350,154	55%	$192,584	125%	$240,731
Andrew S. Marsh	$1,100,000	120%	$739,000	130%	$960,700
A. Christopher Bakken, III	$714,728	75%	$536,046	130%	$696,860
Leo P. Denault	$1,300,000	140%	$1,820,000	130%	$2,366,000
Kimberly A. Fontan	$625,000	75%	$263,050	144%	$379,688
Roderick K. West	$776,434	80%	$621,147	125%	$776,434

(1)	Based on performance against the performance measures, the NEOs could earn a payout ranging from 0%-200% of their target opportunity. For Mr. Marsh and Ms. Fontan, the payout is stated as a percentage of the officer’s prorated incentive target, which was determined based on the period of time served in each of the positions held by such officer during the year and the base salary and target percentage for each such position.

Long-Term Incentive Compensation

Overview

Long-term incentive compensation delivered in shares of Entergy common stock represents the largest portion of executive officer compensation. Entergy believes the combination of long-term incentives it employs provides a compelling performance-based compensation opportunity, is effective at retaining a strong senior management team, and aligns the interests of the executive officers with the interests of Entergy’s customers and shareholders by enhancing executives’ focus on Entergy’s long-term goals.

For each NEO, a dollar value is established to determine that NEO’s long-term incentive awards. The award value for each NEO is determined based on market median compensation data for the officer’s role, adjusted to reflect individual performance and internal equity. In January 2022 the Talent and Compensation Committee approved the 2022 long-term incentive award amounts for each NEO. This amount for each NEO was then converted into the number of performance units, stock options, and shares of restricted stock granted to each NEO based on an allocation of 60% performance units, 20% stock options, and 20% restricted stock.

NEO	Long-Term Incentive Grant Date Value (as of January 27, 2022)
Eliecer Viamontes(1)	$277,544
Andrew S. Marsh(1)	$2,147,041
A. Christopher Bakken, III	$1,559,364
Leo P. Denault	$9,164,589
Kimberly A. Fontan(1)	$417,562
Roderick K. West	$2,084,696

(1)	The amounts reported in the above table for Mr. Viamontes, Ms. Fontan and Mr. Marsh were determined based on and are reflective of their pre-promotion positions. Ms. Fontan and Messrs. Marsh and Viamontes each experienced a change in officer status in 2022, and accordingly, received a pro-rated upward adjustment in the number of target performance units awarded for the performance periods that were open at the time of their promotion, including the 2022 – 2024 PUP performance period. The targeted PUP units for the 2022 – 2024 performance period were increased from 1,268 to 1,577 for Mr. Viamontes; from 1,908 to 5,302 for Ms. Fontan; and from 9,810 to 23,118 for Mr. Marsh. The targeted PUP units for the 2021 – 2023 performance period were increased from 1,737 to 1,938 for Mr. Viamontes; from 2,184 to 4,179 for Ms. Fontan; and from 11,706 to 20,866 for Mr. Marsh. The targeted PUP units for the 2020 – 2022 performance period were increased from 924 to 986 for Mr. Viamontes; from 1,400 to 1,588 for Ms. Fontan; and from 9,560 to 10,222 for Mr. Marsh.

2022 Long-Term Incentive Award Mix

Long-Term Performance Units

The NEOs are issued performance unit awards under the PUP with payout opportunities established by the Talent and Compensation Committee at the beginning of each three-year performance period.

The PUP specifies a minimum, target, and maximum performance level, the achievement of which determines the number of performance units that may be earned by each participant. For the 2022 – 2024 PUP performance period, the Talent and Compensation Committee chose the performance measures and targets set forth below, which were the same measures as used in the 2021-2023 PUP performance period.

2022 – 2024 PUP Performance Period: Measures and Goals

Performance Measures(1)	PUP Measure Weight	Goals(2)
Relative TSR	80%	Minimum (25%) – Bottom of 3rd Quartile Target (100%) – Median Percentile Maximum (200%) – Top Quartile
Adjusted FFO/Debt Ratio(3)	20%	Minimum (25%) – 14.0% Target (100%) – 15.0% Maximum (200%) – 16.5%

(1)	Payouts for performance between achievement levels are calculated using straight-line interpolation, between minimum and target and between target and maximum, with no payouts for performance below the minimum achievement level with respect to the applicable performance measure, and payouts are capped at the maximum achievement level with respect to the applicable performance measure.

(2)	No payout if the relative TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and the Adjusted FFO/Debt Ratio is below the minimum performance goal.

(3)	Results for the Adjusted FFO/Debt Ratio will exclude the Pre-Determined Exclusions.

Performance Measures

Relative TSR:

●	The Talent and Compensation Committee chose relative TSR as a performance measure because it reflects Entergy’s creation of shareholder value relative to other electric utilities included in the Philadelphia Utility Index over the performance period. By measuring performance in relation to an industry benchmark, this measure is intended to isolate and reward management for the creation of shareholder value that is not driven by events that affect the industry as a whole.

●	Minimum, target, and maximum performance levels are determined by reference to the ranking of Entergy’s TSR in relation to the TSR of the companies in the Philadelphia Utility Index. The Talent and Compensation Committee identified the Philadelphia Utility Index as the appropriate industry peer group for determining relative TSR because the companies included in this index, in the aggregate, are viewed as comparable to Entergy in terms of business and scale.

Adjusted FFO/Debt Ratio:

●	To emphasize the importance of strong credit for the long-term health of our business, for the 2022 – 2024 PUP performance period we used the credit measure of Adjusted FFO/Debt Ratio.

●	The Adjusted FFO/Debt Ratio is the ratio of: (i) adjusted funds from operations calculated as consolidated operating cash flow adjusted for allowance for funds used during construction, working capital and the effects of securitization revenue, and the Pre-Determined Exclusions; to (ii) total consolidated debt, excluding outstanding or pending securitization debt.

●	The Talent and Compensation Committee decided to use this ratio because it emphasizes financial stability, noting that a financially healthy utility creates the capacity to make investments on behalf of customers, addresses the needs of our communities, provides low-cost access to capital markets, and promotes employee confidence.

●	To further underscore the importance of this measure, for the 2022 – 2024 performance period, the calculated PUP result, determined as set forth above, will be adjusted by ±10 basis points for a change in Entergy’s corporate credit outlook and ±20 basis points for an upgrade or downgrade in the corporate credit rating for Entergy. The maximum increase or decrease from adjustments made under this modifier is 20 basis points, and performance may not be reduced below zero or increased beyond 200%.

Stock Options and Restricted Stock

Entergy grants stock options and shares of restricted stock as part of its long-term incentive award mix because it aligns the interests of the executive officers with long-term shareholder value, provides competitive compensation, and increases the executives’ ownership in Entergy’s common stock. Generally, stock options are granted with a maximum term of ten years and vest one-third on each of the first three anniversaries of the date of grant. The exercise price for each option granted in January 2022 was $109.59, which was the closing price of Entergy’s common stock on the date of grant. Shares of restricted stock vest one-third on each of the first three anniversaries of the date of grant, are paid dividends which are reinvested in shares of Entergy stock and have full voting rights. The dividend reinvestment shares are subject to forfeiture similar to the terms of the original grant.

2022 Long-Term Incentive Awards

In January 2022 the Talent and Compensation Committee granted the following PUP performance units, stock options and shares of restricted stock to each NEO. In connection with their promotions during 2022 and as provided for by their initial grant letters and based on the competitive market data described above, Ms. Fontan, Mr. Marsh and Mr. Viamontes each received a pro-rated upward adjustment in the number of target performance units awarded for the performance periods that were open at the time of their promotion, including the 2022-2024 PUP performance period. For the 2022-2024 PUP performance period, the targeted PUP units were increased as follows: from 1,908 to 5,302 for Ms. Fontan; from 9,810 to 23,118 for Mr. Marsh; and from 1,268 to 1,577 for Mr. Viamontes. The number of performance units, options and shares of restricted stock were determined as discussed above under “Long-Term Incentive Compensation – Overview.”

NEO	2022 – 2024 Target PUP Performance Units	Stock Options	Shares of Restricted Stock
Eliecer Viamontes(1)	1,577	3,294	504
Andrew S. Marsh(2)	23,118	25,480	3,898
A. Christopher Bakken, III	7,125	18,505	2,831
Leo P. Denault	41,874	108,762	16,638
Kimberly A. Fontan(2)	5,302	4,955	758
Roderick K. West	9,525	24,740	3,785

(1)	In connection with his promotion in 2022 and as provided for by his initial grant letter, Mr. Viamontes received a pro-rated upward adjustment in the number of target performance unit awarded for the performance periods that were open at the time of his promotion, including the 2022-2024 PUP performance period. The targeted PUP units for Mr. Viamontes for 2022-2024 performance period was increased from 1,268 to 1,577.

(2)	In connection with their promotions in November 2022 and as provided for by their initial grant letters, Mr. Marsh and Ms. Fontan each received a pro-rated upward adjustment in the number of target performance units awarded for the performance periods that were open at the time of their promotion, including the 2022-2024 PUP performance period. The targeted PUP units for Mr. Marsh and Ms. Fontan for the 2022 – 2024 performance period were increased from 9,810 to 23,118 and from 1,908 to 5,302, respectively.

All performance units, shares of restricted stock, and stock options granted to our NEOs in 2022 were granted pursuant to the 2019 OIP. The 2019 OIP requires both a change in control and an involuntary job loss without cause or a resignation by the NEO for good reason within 24 months following a change in control (a “double trigger”) for the acceleration of these awards upon a change in control.

Payouts for the 2020 – 2022 PUP Performance Period

In December 2019 the Talent and Compensation Committee chose relative TSR and Cumulative ETR Adjusted EPS as the performance measures for the 2020 – 2022 PUP performance period, with relative TSR weighted 80% and Cumulative ETR Adjusted EPS weighted 20%. Cumulative ETR Adjusted EPS, which adjusts Entergy’s as reported (GAAP) results to eliminate the impact of Entergy Wholesale Commodities and other non-routine items, was selected in 2019 as a performance measure because the committee wished to incentivize management to achieve steady, predictable earnings growth for Entergy over the three-year performance period, and because it aligns with the earnings measure being used to communicate Entergy’s earnings expectations externally to investors. Similar to the way targets are established for the annual incentive awards, targets for the Cumulative ETR Adjusted EPS performance measure were established by the Talent and Compensation Committee after the Board’s review of Entergy’s strategic plan. These targets also exclude the effect of major storms, the resolution of certain unresolved regulatory litigation matters, changes in federal income tax law and unrealized gains or losses on equity securities. The payout was determined based on the achievement of the following performance goals established for both performance measures by the committee at the beginning of the performance period:

2020 – 2022 PUP Performance Period: Measure and Goals

Performance Measures(1)	PUP Measure Weight	Payout
Relative TSR	80%	Minimum (25%) – Bottom of 3rd Quartile Target (100%) – Median Percentile Maximum (200%) – Top Quartile
Cumulative ETR Adjusted EPS ($)(2)	20%	Minimum (25%) – 16.07 Target (100%) – 17.85 Maximum (200%) – 19.63

(1)	Payouts for performance between achievement levels are calculated using straight-line interpolation. There is no payout for performance below the minimum achievement level and payouts are capped for performance at or above the maximum performance level.

(2)	EPS targets were established to drive multi-year key growth measures consistent with those that were externally communicated to investors at the time.

In January 2023 the Talent and Compensation Committee reviewed Entergy’s relative TSR and the Cumulative ETR Adjusted EPS for the 2020 – 2022 PUP performance period in order to determine the payout to participants based upon the performance measures and range of potential payouts for the 2020 – 2022 PUP performance period as provided above. The committee compared Entergy’s TSR against the TSR of the companies that were included in the Philadelphia Utility Index as of the last day of the year preceding the beginning of the three-year performance period, which were:

AES Corporation	Edison International
Ameren Corporation	Eversource Energy
American Electric Power Co. Inc.	Exelon Corporation
American Water Works Company, Inc.	FirstEnergy Corporation
CenterPoint Energy Inc.	NextEra Energy, Inc.
Consolidated Edison Inc.	PG&E Corporation
Dominion Energy	Public Service Enterprise Group, Inc.
DTE Energy Company	Southern Company
Duke Energy Corporation	Xcel Energy, Inc.

As recommended by the Finance Committee, the Talent and Compensation Committee concluded that Entergy’s relative TSR for the 2020 – 2022 PUP performance period was in the fourth quartile, and that Cumulative ETR Adjusted EPS was $18.46, yielding a payout of 27% of target for the NEOs.

NEO	2020 – 2022 Target PUP Performance Units	Number of Shares Issued(1)	Value of Shares Actually Issued(2)	Grant Date Fair Value(3)
Eliecer Viamontes(4)	986	291	$31,309	$159,866
Andrew S. Marsh(4)	10,222	3,029	$325,890	$1,657,354
A. Christopher Bakken, III	7,758	2,312	$248,748	$1,257,851
Leo P. Denault	31,263	9,318	$1,002,524	$5,068,858
Kimberly A. Fontan(4)	1,588	468	$50,352	$257,472
Roderick K. West	8,401	2,503	$269,298	$1,362,105

(1)	Includes accrued dividends.

(2)	Value determined based on the closing price of Entergy common stock on January 18, 2023 ($107.59), the date the Talent and Compensation Committee certified the 2020 – 2022 performance period results.

(3)	Represents the aggregate grant date fair value calculated in accordance with applicable accounting rules as reflected in the 2020 Summary Compensation Table in the Form 10-K filed for the year ended December 31, 2020, except for NEOs whose target award opportunities were increased in 2022, as discussed in footnote 4.

(4)	Ms. Fontan and Messrs. Marsh and Viamontes each experienced a change in officer status in 2022, and accordingly, their target award opportunities were increased for the 2020 – 2022 performance period as follows: from 9,560 to 10,222 for Mr. Marsh; from 1,400 to 1,588 for Ms. Fontan; and from 924 to 986 for Mr. Viamontes.

Benefits and Perquisites

The NEOs are eligible to participate in or receive the following benefits:

Plan Type	Description
Retirement Plans

Entergy-sponsored:

Entergy Retirement Plan - a tax-qualified final average pay defined benefit pension plan that covers a broad group of employees hired before July 1, 2014.

Cash Balance Plan* - a tax-qualified cash balance defined benefit pension plan that covers a broad group of employees hired on or after July 1, 2014 and before January 1, 2021.

Pension Equalization Plan (PEP) - a non-qualified pension restoration plan for certain highly compensated non-bargaining employees who participate in the Entergy Retirement Plan.

Cash Balance Equalization Plan (CBEP) - a non-qualified restoration plan for a certain highly compensated non-bargaining employees who participate in the Cash Balance Plan.

System Executive Retirement Plan (SERP) - a non-qualified supplemental retirement plan for a select group of individuals who became executive officers before July 1, 2014.

See “2022 Pension Benefits” for additional information regarding the operation of the plans described above.

* Effective January 1, 2022, the Entergy Corporation Cash Balance Plan for Non-Bargaining Employees merged into and became Appendix J of the Entergy Corporation Retirement Plan for Non-Bargaining Employees, but retained its eligibility, benefit formula, and all benefits, rights and features.

Savings Plan	Entergy-sponsored 401(k) Savings Plan that covers a broad group of employees and provides for an employer matching contribution.
Health & Welfare Benefits

Medical, dental and vision coverage, health care and dependent care reimbursement plans, life and accidental death and dismemberment insurance, business travel accident insurance, and basic long-term disability insurance.

Eligibility, coverage levels, potential employee contributions, and other plan design features are the same for the NEOs as for the broad employee population.

2022 Perquisites

Corporate aircraft usage and annual mandatory physical exams.  The NEOs who are members of the OCE do not receive tax gross ups on any benefits, except for relocation assistance. In 2022, Mr. Viamontes, who is not a member of the OCE, also was provided with relocation assistance and a tax gross up payment on this perquisite.

For additional information regarding perquisites, see the “All Other Compensation” column in the 2022 Summary Compensation Table.

Deferred Compensation	The NEOs are eligible to defer up to 100% of their base salary and annual incentive awards into the Entergy-sponsored Executive Deferred Compensation Plan.
Executive Disability Plan	This plan pays eligible individuals a supplemental long-term disability (LTD) benefit if they are disabled and receiving LTD benefits from the broad-based LTD Plan. The benefit payable under this plan is equal to 65% of the difference between their annual base salary and the annual base salary that produces the maximum disability payment under our broad-based LTD plan, which is $15,000.

Entergy provides these benefits to the NEOs as part of its effort to provide a competitive executive compensation program and because it believes that these benefits are important retention and recruitment tools since many of the companies with which it competes for executive talent provide similar arrangements to their senior executive officers.

Severance and Retention Arrangements

System Executive Continuity Plan

The Talent and Compensation Committee believes that retention and transitional compensation arrangements are an important part of overall compensation as they help to secure the continued employment and dedication of the NEOs, notwithstanding any concern that they might have at the time of a change in control regarding their own continued employment. In addition, the Talent and Compensation Committee believes that these arrangements are important as recruitment and retention devices, as many of the companies with which Entergy competes for executive talent have similar arrangements in place for their senior employees.

To achieve these objectives, Entergy has established a System Executive Continuity Plan (“Continuity Plan”) under which each of our NEOs, with the exception of Mr. Denault, is entitled to receive “change in control” payments and benefits if such officer’s employment is involuntarily terminated without cause or if the officer resigns for good reason, in each case, in connection with a change in control of Entergy. Mr. Denault became ineligible to participate in or receive any benefits under the Continuity Plan, effective November 1, 2022, pursuant to his resignation as CEO of Entergy. Entergy strives to ensure that the benefits and payment levels under the Continuity Plan are consistent with market practices. The executive officers of Entergy and its subsidiaries, including the Company’s NEOs, are not entitled to any tax gross up payments on any severance benefits received under this plan. For more information regarding our severance arrangements, see “Potential Payments Upon Termination or Change in Control.”

Nuclear Retention Plan

Mr. Bakken participates in the Nuclear Retention Plan, a retention plan for officers and other leaders with expertise in the nuclear industry. The Talent and Compensation Committee authorized this plan to attract and retain key management and employee talent in the nuclear power field, a field that requires unique technical and other expertise that is in great demand in the utility industry. Participation in the plan is limited to regular full-time employees of Entergy Nuclear Operations, Inc. recommended to, and approved for participation by, the CEO of Nuclear Operations and to employees of other Entergy companies approved for participation in the plan by the Talent and Compensation Committee or the CEO of Entergy. The plan provides for bonuses to be paid annually over a three-year service period with the bonus opportunity dependent on the participant’s management level and continued employment. Each annual payment is equal to an amount ranging from 15% to 30% of the employee’s base salary as of their date of enrollment in the plan. This plan does not provide for accelerated or prorated payouts upon termination of employment.

In accordance with the terms and conditions of the plan, in May 2022, Mr. Bakken received a cash bonus equal to $196,223 or 30% of $654,078, his base salary as of May 1, 2019. In recognition of the value the Entergy places on Mr. Bakken as a member of Entergy’s senior management team and his extensive experience in the nuclear industry, and to keep his pay competitive, in May 2022, Mr. Bakken’s participation in the plan was renewed for another three-year period beginning on May 1, 2022. Subject to the terms and conditions of the Nuclear Retention Plan, in 2023, 2024 and 2025, Mr. Bakken is expected to be eligible to receive a cash bonus equal to $214,418, which is 30% of $714,728, his base salary as of May 1, 2022. The three-year period covered and percentage of base salary paid to Mr. Bakken under the plan are consistent with the terms of participation of other senior executive officers who participate in this plan.

Restricted Stock Units

Restricted stock units granted under our 2019 OIP represent shares of our common stock that have an economic value equivalent to one share of our common stock. Entergy occasionally grants restricted stock units for retention purposes, to offset forfeited compensation from a previous employer or for other limited purposes. If all conditions of the grant are satisfied, restrictions on the restricted stock units lift at the end of the restricted period and the restricted stock units are settled in shares of Entergy common stock. Restricted stock units are generally time-based awards for which restrictions generally lift on the third anniversary of the grant date, subject to continued satisfactory employment.

In November 2022 the Talent and Compensation Committee granted Mr. West 18,012 restricted stock units. Mr. West’s award was made in recognition of his senior leadership role and direction as Entergy’s Group President, Utility Operations and to retain his deep knowledge of the utility industry and Entergy’s utilities gained through his experience as Group President and his other senior management positions with Entergy through Entergy’s management succession process. Mr. West’s restricted stock units are scheduled to vest in three equal installments on June 1, 2024, 2025 and 2026, provided he satisfies the vesting criteria through each such date, including remaining continuously employed as Group President, Utility Operations or in a higher position, performing his job duties in a satisfactory manner, and actively preparing for the successful transition of his role, determined in the sole discretion of the CEO of Entergy. All of Mr. West’s restricted stock units will vest immediately if Entergy experiences a change in control (as defined in the 2019 OIP) and (x) the outstanding restricted stock units are not assumed or substituted in accordance with the 2019 OIP, or (y) the outstanding restricted stock units are so assumed or substituted and Mr. West’s employment is terminated by his Entergy company employer without cause or by Mr. West for good reason within 24 months after the change in control.

Risk Mitigation and Other Pay Practices

Entergy strives to ensure that its compensation philosophy and practices are in line with the best practices of companies in its industry, as well as other companies in the S&P 500. Some of these practices include the following:

Policy for Recoupment of Compensation (Clawback Provisions)

Under Entergy’s policy regarding recoupment of certain compensation, or its clawback policy, Entergy will seek reimbursement of certain compensation from current or former executive officers of Entergy and its subsidiaries subject to Section 16 reporting requirements, where:

a.	Entergy is required to restate its financial statements due to noncompliance with any financial reporting requirement under securities laws; or

b.	there is a material miscalculation of a performance measure related to incentive compensation, regardless of whether Entergy’s financial statements are restated.

In addition, Entergy may seek reimbursement of certain compensation from current or former executive officers subject to Section 16 reporting requirements if the Entergy board determines that an executive officer engaged in fraud that resulted in either a restatement of Entergy’s financial statements or a material miscalculation of a performance measure relative to incentive compensation.

Entergy’s clawback policy applies to incentive compensation, including cash or equity-based bonus or incentive or profit sharing awards paid during the three year period leading up to the date Entergy is required to prepare such restatement or during the three-year period preceding the material miscalculation. The amount required to be reimbursed is equal to the excess of the gross incentive payment actually made over the gross payment that would have been made if the original payment had been determined based on the restated financial results or correct calculation. Entergy may enforce all or part of any executive officer’s repayment obligation under the policy by reducing any amounts that may be owing from time-to-time by Entergy or any of its subsidiaries to such individual, whether as wages, severance, vacation pay or in the form of any other benefit or for any other reason. In addition, Entergy will seek to recover any compensation received by Entergy’s Chief Executive Officer and Chief Financial Officer that is required to be reimbursed under the Sarbanes-Oxley Act of 2002 following a material restatement of our financial statements.

In October 2022, the SEC adopted new Rule 10D-1 under the Exchange Act, which requires national securities exchanges, including the NYSE, to establish listing standards relating to executive officer incentive payment clawback and disclosure rules. Entergy and the Company have monitored the development and adoption of the NYSE’s final listing standards and plan to amend and/or adopt clawback policies, as appropriate, in accordance with requirements of the NYSE’s final listing standards.

Stock Ownership Guidelines and Share Retention Requirements

Entergy requires its executive officers, which includes the Company’s executive officers, to own Entergy stock to further align their interests with Entergy’s shareholders’ interests. Annually, the Talent and Compensation Committee monitors the executive officers’ compliance with these guidelines with all of the NEOs satisfying the applicable ownership guidelines at the time of the annual review. The ownership guidelines are as follows:

The ownership guidelines are as follows:

Role	Value of Common Stock to be Owned
Chief Executive Officer	6 x base salary
Executive Vice Presidents	3 x base salary
Senior Vice Presidents	2 x base salary
Vice Presidents	1 x base salary

Further, to facilitate compliance with the guidelines, until an executive officer satisfies the stock ownership guidelines, the officer must retain:

●	all net after-tax shares paid out under the PUP;

●	all net after-tax shares of Entergy restricted stock and all net after-tax shares received upon the vesting of restricted stock units; and

●	at least 75% of the after-tax net shares received upon the exercise of Entergy stock options.

Trading Controls

Executive officers of Entergy and its subsidiaries, including the NEOs, are required to receive permission from Entergy’s General Counsel or his designee prior to entering into any transaction involving Entergy securities, including gifts, other than an exercise of employee stock options that is not funded through a sale in the market. Trading is generally permitted only during specified open trading windows beginning shortly after the release of earnings. Employees who are subject to trading restrictions, including the NEOs, may enter into trading plans under Rule 10b5-1 of the Exchange Act, but these trading plans or any amendment to an existing plan may be entered into only during an open trading window and must be approved by Entergy.

No Hedging / Pledging

Entergy also prohibits directors and executive officers of Entergy and its subsidiaries, including the NEOs, from pledging any Entergy securities or entering into margin accounts involving Entergy securities. Entergy prohibits these transactions because of the potential that sales of Entergy securities could occur outside trading periods and without the required approval of the General Counsel. In addition, Entergy prohibits directors and executive officers, including the NEOs, from engaging in any hedging transactions with respect to Entergy securities.

Compensation Consultant Independence

Annually, the Talent and Compensation Committee reviews the relationship with its compensation consultant to determine whether any conflicts of interest exist that would prevent Pay Governance from independently advising the Talent and Compensation Committee. When assessing the independence of its compensation consultant in 2022, the committee considered the following factors, among others:

●	Pay Governance has policies in place to prevent conflicts of interest;

●	No member of Pay Governance’s consulting team serving the committee has a business relationship with any member of the committee or any of Entergy’s executive officers;

●	Neither Pay Governance nor any of its principals own any shares of Entergy’s common stock; and

●	The amount of fees paid to Pay Governance is less than 1% of Pay Governance’s total consulting income.

Based on these factors, the Talent and Compensation Committee concluded that Pay Governance is independent in accordance with SEC and NYSE rules and that no conflict of interest exists that would prevent Pay Governance from independently advising the committee.

In addition, Pay Governance has agreed that it will not accept any engagement with management without prior approval from the Talent and Compensation Committee, and Entergy’s board has adopted a policy that prohibits a compensation consultant from providing other services to it if the aggregate amount for those services would exceed $120,000 in any year. During 2022, Pay Governance did not provide any services to Entergy other than the services it performed on behalf of the Talent and Compensation and Corporate Governance Committees, and it worked with Entergy’s management only as directed by the committees.

TALENT AND COMPENSATION COMMITTEE REPORT

The Talent and Compensation Committee Report included in Entergy’s definitive proxy statement filed with the SEC on March 24, 2023 is incorporated by reference but will not be deemed to be “filed” in this Information Statement. The Company does not have a compensation committee or other board committee performing equivalent functions. Our Board is comprised of individuals who are officers or employees of Entergy or the Company. Our Board does not make determinations regarding the compensation paid to our executive officers.

EXECUTIVE COMPENSATION TABLES

2022 Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the NEOs for the fiscal year ended December 31, 2022, and to the extent required by SEC executive compensation disclosure rules, the fiscal years ended December 31, 2021 and 2020.

The compensation set forth in the table represents the aggregate compensation paid by all Entergy companies. For additional information regarding the material terms of the awards reported in the following table, including a general description of the formula or criteria to be applied in determining the amounts payable, see “Compensation Discussion and Analysis.”

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name and Principal Position (1)	Year	Salary(2)	Bonus(3)	Stock Awards(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation(6)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(7)	All Other Compensation(8)	Total	Total Without Change in Pension Value(9)
Eliecer	2022	$347,459	$—	$296,861	$53,528	$240,731	$11,800	$168,309	$1,118,688	$1,106,888
Viamontes	2021	$324,120	$—	$245,000	$53,154	$134,793	$22,300	$102,190	$881,557	$859,257
Chief
Executive
Officer

A. Christopher	2022	$709,123	$196,223	$1,258,658	$300,706	$696,860	$88,200	$119,704	$3,369,474	$3,281,274
Bakken, III	2021	$688,635	$196,223	$1,375,489	$298,517	$702,585	$89,300	$91,589	$3,442,338	$3,353,038
Executive	2020	$693,819	$196,223	$1,666,710	$335,245	$581,066	$115,100	$85,846	$3,674,009	$3,558,909
Vice
President,
Entergy
Infrastructure,
Entergy Corp.

Leo P.	2022	$1,300,000	$—	$7,397,206	$1,767,383	$2,366,000	$—	$376,766	$13,207,355	$13,207,355
Denault	2021	$1,289,538	$—	$7,383,591	$1,602,462	$2,457,000	$4,178,300	$134,853	$17,045,744	$12,867,444
Former	2020	$1,308,462	$—	$6,716,017	$1,350,986	$2,116,800	$4,416,700	$289,632	$16,198,597	$11,781,897
Chairman of
the Board
and Chief
Executive
Officer,
Entergy Corp.

Kimberly A.	2022	$404,809	$—	$1,034,293	$80,519	$379,688	$—	$29,720	$1,929,029	$1,929,029
Fontan
Executive
Vice
President and
Chief
Financial
Officer

Andrew S.	2022	$781,560	$—	$4,598,890	$414,050	$960,700	$—	$106,560	$6,861,760	$6,861,760
Marsh	2021	$705,286	$—	$1,650,645	$358,235	$906,143	$213,000	$56,018	$3,889,327	$3,676,327
Chairman of	2020	$704,692	$—	$2,053,717	$413,105	$703,800	$2,054,000	$77,741	$6,007,055	$3,953,055
the Board
and Chief
Executive
Officer,
Entergy Corp.

Roderick K.	2022	$770,432	$—	$3,682,723	$402,025	$776,434	$—	$101,107	$5,732,721	$5,732,721
West	2021	$748,087	$—	$1,512,547	$328,247	$844,277	$77,500	$75,540	$3,586,198	$3,508,698
Group	2020	$754,742	$—	$1,804,816	$363,022	$673,314	$1,976,400	$59,730	$5,632,024	$3,655,624
President,
Utility
Operations

(1)	Mr. Marsh, formerly Executive Vice President and Chief Financial Officer of Entergy and the Company, was named Entergy’s Chief Executive Officer, effective November 1, 2022, and Mr. Denault was elected Executive Chair of Entergy effective as of such date. Ms. Fontan was named Executive Vice President and Chief Financial Officer of Entergy and the Company, effective November 1, 2022. Effective January 31, 2023, Mr. Denault resigned from the position of Executive Chair and from Entergy’s Board and Mr. Marsh was elected Entergy’s Chairman of the Board. Mr. Viamontes was named Chief Executive Officer of the Company in November 2021.

(2)	The amounts in column (c) represent the actual base salary paid to the NEOs in the applicable year. The 2022 changes in base salaries noted in the CD&A were effective in April 2022. Additionally, as noted above in the CD&A, Mr. Marsh’s and Ms. Fontan’s base salaries were further increased in November 2022 in conjunction with their promotions to their current positions. The 2020 base salary amounts include an amount attributable to an extra pay period that occurred in 2020 as the NEOs are paid on a bi-weekly basis.

(3)	The amounts in column (d) represent the cash bonus paid to Mr. Bakken pursuant to the Nuclear Retention Plan. Additional information about this plan can be found under the heading ‘‘Nuclear Retention Plan’’ in the CD&A.

(4)	The amounts in column (e) represent the aggregate grant date fair value of restricted stock and performance units granted under the 2019 OIP, each calculated in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value of the restricted stock, restricted stock units, and the portion of the performance units with vesting based on the Adjusted FFO/Debt Ratio is based on the closing price of Entergy common stock on the date of grant. The grant date fair value of the portion of the performance units attributable to relative TSR was measured using a Monte Carlo simulation valuation model. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free interest rate is assumed to equal the yield on a three-year treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. The performance units in the table are also valued based on the probable outcome of the applicable performance condition at the time of grant. The maximum value of shares that would be received if the highest achievement level is attained with respect to both the relative TSR and Adjusted FFO/Debt Ratio, for performance units granted in 2022 are as follows: Mr. Viamontes, $400,520; Mr. Bakken, $1,561,658; Mr. Denault, $9,177,943; Ms. Fontan, $1,594,140; Mr. Marsh, $6,997,739; and Mr. West, $2,087,690.

(5)	The amounts in column (f) represent the aggregate grant date fair value of stock options granted under the 2019 OIP calculated in accordance with FASB ASC Topic 718. For a discussion of the relevant assumptions used in valuing these awards, see Note 12 to the financial statement in the Annual Report.

(6)	The amounts in column (g) represent annual incentive award cash payments made under the 2019 OIP.

(7)	The amounts in column (h) include the annual actuarial change in the present value of these NEOs’ benefits under all pension plans established by Entergy using interest rate and mortality rate assumptions consistent with those used in Entergy’s financial statements and include amounts which the NEOs may not currently be entitled to receive because such amounts are not vested. For 2022, the aggregate change in the actuarial present value was a decrease of $1,209,800 for Mr. Denault, a decrease of $544,900 for Ms. Fontan, a decrease of $1,741,300 for Mr. Marsh, and a decrease of $2,293,500 for Mr. West. The increases for Mr. Viamontes and Mr. Bakken were not attributable to above-market or preferential earnings on non-qualified deferred compensation. See “2022 Pension Benefits.”

(8)	The amounts in column (i) for 2022 include (a) matching contributions by Entergy under the Savings Plan to each of the NEOs; (b) dividends paid on restricted stock and performance units when vested; (c) life insurance premiums; (d) tax gross up payments on club dues and relocation assistance; and (e) perquisites and other compensation as described further below. The 2022 amounts are listed in the following table:

Named Executive Officer	Company Contribution – Savings Plan	Dividends Paid on Restricted Stock and PUP Awards	Life Insurance Premium	Tax Gross Up Payments	Perquisites and Other Compensation	Total
Eliecer Viamontes	$18,300	$3,325	$776	$8,415	$137,493	$168,309
A. Christopher Bakken, III	$18,300	$67,645	$19,547	$—	$14,212	$119,704
Leo P. Denault	$12,810	$290,828	$11,484	$—	$61,644	$376,766
Kimberly A. Fontan	$12,810	$16,263	$647	$—	$—	$29,720
Andrew S. Marsh	$12,810	$83,712	$10,038	$—	$—	$106,560
Roderick K. West	$12,810	$71,708	$4,002	$—	$12,587	$101,107

(9)	The Total Without Change in Pension Value represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for the applicable year. The amounts reported in the Total Without Change in Pension Value column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. The change in pension value is subject to many external variables, such as interest rates, assumptions about life expectancy, and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that are not related to Entergy’s performance and are outside of the control of the Talent and Compensation Committee.

Perquisites and Other Compensation

The amounts set forth in column (i) also include perquisites and other personal benefits that Entergy provides to its NEOs as part of providing a competitive executive compensation program and for employee retention. The following perquisites were provided to the NEOs in 2022.

Named Executive Officer	Relocation	Personal Use of Corporate Aircraft	Executive Physical Exams
Eliecer Viamontes	X		X
A. Christopher Bakken, III		X	X
Leo P. Denault		X	X
Kimberly A. Fontan			X
Andrew S. Marsh			X
Roderick K. West		X	X

For security and business reasons, Entergy’s Chief Executive Officer is permitted to use its corporate aircraft for personal use at the expense of Entergy.  The other NEOs may use the corporate aircraft for personal travel subject to the approval of Entergy’s Chief Executive Officer.  Annually, the Talent and Compensation Committee reviews the level of usage. Entergy believes that its officers’ ability to use its plane for limited personal use saves time and helps to ensure their safety and security while traveling, thereby benefiting Entergy. The amounts included in column (i) for the personal use of corporate aircraft, reflect the incremental cost to Entergy for use of the corporate aircraft, determined on the basis of the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications, and fees, including flight planning, ground handling, and landing permits. The aggregate incremental aircraft usage cost associated with Mr. Denault’s personal use of the corporate aircraft was $61,644 for fiscal year 2022. In addition, Entergy offers its executives comprehensive annual physical exams at Entergy’s expense.

Entergy also provides relocation benefits to a broad base of employees, which include assistance with moving expenses, transportation of household goods, and, in certain circumstances, assistance with the sale of the employee’s home. In connection with employment, and in accordance with its relocation policies, Entergy paid $132,830 in relocation expense for Mr. Viamontes in 2022. The relocation assistance amounts reported above represent the amount paid to Entergy’s relocation service provider or Mr. Viamontes, as applicable. If Mr. Viamontes separates from Entergy prior to the two year anniversary of his promotion to Chief Executive Officer of the Company in 2021, certain of Mr. Viamontes relocation benefits are subject to forfeiture.

None of the other perquisites referenced above exceeded $25,000 for any of the other NEOs.

2022 Grants of Plan-Based Awards

The following table summarizes award grants during 2022 to the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Under- lying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Eliecer	1/27/22	$-	$192,584	$385,168
Viamontes(7)	1/27/22				317	1,268	2,536				$168,783
	7/24/22				77	309	618				$41,131
	7/24/22				50	201	402				$21,661
	7/24/22				16	62	124				$10,053
	1/27/22							504			$55,233
	1/27/22								3,294	$109.59	$53,528

A. Christopher	1/27/22	$-	$536,046	$1,072,092
Bakken, III	1/27/22				1,781	7,125	14,250				$948,409
	1/27/22							2,831			$310,249
	1/27/22								18,505	$109.59	$300,706

Leo P.	1/27/22	$-	$1,820,000	$3,640,000
Denault	1/27/22				10,469	41,874	83,748				$5,573,848
	1/27/22							16,638			$1,823,358
	1/27/22								108,762	$109.59	$1,767,383

Kimberly A.	1/27/22	$-	$468,750	$937,500
Fontan(7)	1/27/22				477	1,908	3,816				$253,974
	11/1/22				849	3,394	6,788				$451,775
	11/1/22				499	1,995	3,990				$214,993
	11/1/22				47	188	376				$30,482
	1/27/22							758			$83,069
	1/27/22								4,955	$109.59	$80,519

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Securities Under- lying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Andrew S.	1/27/22	$-	$1,320,000	$2,640,000
Marsh(7)	1/27/22				2,453	9,810	19,620					$1,305,809
	11/1/22				3,327	13,308	26,616					$1,771,428
	11/1/22				2,290	9,160	18,320					$987,137
	11/1/22				166	662	1,324					$107,334
	1/27/22							3,898				$427,182
	1/27/22									25,480	$109.59	$414,050

Roderick K.	1/27/22	$-	$621,147	$1,242,294
West	1/27/22				2,381	9,525	19,050					$1,267,873
	1/27/22							3,785				$414,798
	11/10/22							18,012	(6)			$2,000,052
	1/27/22									24,740	$109.59	$402,025

(1)	The amounts in columns (c), (d), and (e) represent minimum, target, and maximum payment levels under the annual incentive program. The actual amounts awarded are reported in column (g) of the 2022 Summary Compensation Table.

(2)	The amounts in columns (f), (g), and (h) represent the minimum, target, and maximum payment levels under the PUP. Performance under the program is measured using two performance measures – Entergy’s TSR relative to the TSR of the companies included in the Philadelphia Utility Index and Adjusted FFO/Debt Ratio with TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%. There is no payout under the program if Entergy’s TSR falls within the lowest quartile of the peer companies in the Philadelphia Utility Index and Adjusted FFO/Debt Ratio is below the minimum performance goal. Subject to the achievement of performance targets, each unit will be converted into one share of Entergy’s common stock on the last day of the performance period for the 2022 – 2024 long-term PUP cycle (December 31, 2024). Accrued dividends on the shares earned will also be paid in Entergy common stock.

(3)	Except as noted in footnote 6 below, the amounts in column (i) represent shares of restricted stock granted under the 2019 OIP. Shares of restricted stock vest one-third on each of the first through third anniversaries of the grant date, have voting rights, and accrue dividends during the vesting period.

(4)	The amounts in column (j) represent options to purchase shares of Entergy’s common stock granted under the 2019 OIP. The options vest one-third on each of the first through third anniversaries of the grant date and have a ten-year term from the date of grant.

(5)	The amounts in column (l) are valued based on the aggregate grant date fair value of the award calculated in accordance with FASB ASC Topic 718 and, in the case of the performance units, are based on the probable outcome of the applicable performance conditions. See footnotes 4 and 5 to the 2022 Summary Compensation Table for a discussion of the relevant assumptions used in calculating the grant date fair value.

(6)	In November 2022, Mr. West was awarded 18,012 restricted stock units under the 2019 OIP. The restricted units will vest in three equal installments on June 1, 2024, June 1, 2025, and June 1, 2026, provided Mr. West satisfies the vesting criteria of his restricted stock unit agreement described in the CD&A under the heading “Restricted Stock Units.”

(7)	Ms. Fontan’s and Messrs. Marsh and Viamontes’s target PUP awards for the 2022 – 2024 performance period, the 2021 – 2023 performance period, and the 2020 – 2022 performance period were modified in connection with their promotions in 2022.

2022 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes, for each NEO, unexercised options, restricted stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2022.

Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eliecer Viamontes	—	3,294(1)		$109.59	1/27/2032
	1,444	2,888(2)		$95.87	1/28/2031
								3,154(4)	$354,825
								3,876(5)	$436,050
						504(6)	$56,700
						402(7)	$45,225
						334(9)	$37,575

A. Christopher Bakken, III	—	18,505(1)		$109.59	1/27/2032
	8,109	16,220(2)		$95.87	1/28/2031
	19,519	9,760(3)		$131.72	1/30/2030
	24,281	—		$89.19	1/31/2029
	13,500	—		$78.08	1/25/2028			14,250(4)	$1,603,125
								19,510(5)	$2,194,875
						2,831(6)	$318,488
						2,255(7)	$253,688
						1,035(8)	$116,438
						10,000(10)	$1,125,000

Leo P. Denault	—	108,762(1)		$109.59	1/27/2032
	43,533	87,067(2)		$95.87	1/28/2031
	78,660	39,330(3)		$131.72	1/30/2030
	154,206	—		$89.19	1/31/2029
	167,100	—		$78.08	1/25/2028
	179,400	—		$70.53	1/26/2027
	167,000	—		$70.56	1/28/2026
	88,000	—		$89.90	1/29/2025
								83,748(4)	$9,421,650
								104,730(5)	$11,782,125
						16,638(6)	$1,871,775
						12,103(7)	$1,361,588
						4,169(8)	$469,013

Kimberly A. Fontan	—	4,955(1)		$109.59	1/27/2032
	1,815	3,630(2)		$95.87	1/28/2031
	4,266	2,134(3)		$131.72	1/30/2030
	6,000	—		$89.19	1/31/2029
	2,500	—		$78.08	1/25/2028
								10,604(4)	$1,192,950
								8,358(5)	$940,275
						758(6)	$85,275
						505(7)	$56,813
						334(8)	$37,575

Option Awards						Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew S. Marsh	—	25,480(1)		$109.59	1/27/2032
	9,732	19,464(2)		$95.87	1/28/2031
	24,052	12,027(3)		$131.72	1/30/2030
	45,182	—		$89.19	1/31/2029
	49,000	—		$78.08	1/25/2028
	44,000	—		$70.53	1/26/2027
	45,000	—		$70.56	1/28/2026
	24,000	—		$89.90	1/29/2025
								46,236(4)	$5,201,550
								41,732(5)	$4,694,850
						3,898(6)	$438,525
						2,706(7)	$304,425
						1,275(8)	$143,438

Roderick K. West	—	24,740(1)		$109.59	1/27/2032
	8,917	17,835(2)		$95.87	1/28/2031
	21,136	10,569(3)		$131.72	1/30/2030
	25,564	—		$89.19	1/31/2029
	14,167	—		$78.08	1/25/2028			19,050(4)	$2,143,125
								21,454(5)	$2,413,575
						3,785(6)	$425,813
						2,480(7)	$279,000
						1,121(8)	$126,113
						18,012(11)	$2,026,350

(1)	Consists of options granted under the 2019 OIP; 1/3 of the options vested on January 27, 2023 and one-half of the remaining options will vest on each of January 27, 2024 and January 27, 2025.

(2)	Consists of options granted under the 2019 OIP; 1/2 of the options vested on January 28, 2023 and the remaining options will vest on January 28, 2024.

(3)	Consists of options granted under the 2019 OIP that vested on January 30, 2023.

(4)	Consists of performance units granted under the 2019 OIP that will vest on December 31, 2024 based on two performance measures — Entergy’s relative TSR performance and Adjusted FFO/Debt Ratio over the 2022 — 2024 performance period with relative TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%, as described under “What Entergy Pays and Why — Long-Term Incentive Compensation — 2022 Long-Term Incentive Award Mix — Long-Term Performance Unit Program” in the CD&A.

(5)	Consists of performance units granted under the 2019 OIP that will vest on December 31, 2023 based on two performance measures — Entergy’s relative TSR performance and Adjusted FFO/Debt Ratio over the 2021 — 2023 performance period with relative TSR weighted 80% and Adjusted FFO/Debt Ratio weighted 20%.

(6)	Consists of shares of restricted stock granted under the 2019 OIP; 1/3 of the shares of restricted stock vested on January 27, 2023 and one-half of the remaining shares will vest on each of January 27, 2024 and January 27, 2025.

(7)	Consists of shares of restricted stock granted under the 2019 OIP; 1/2 of the shares of restricted stock vested on January 28, 2023 and the remaining shares of restricted stock will vest on January 28, 2024.

(8)	Consists of shares of restricted stock granted under the 2019 OIP that vested on January 30, 2023.

(9)	Consists of restricted stock units granted under the 2019 OIP which vested on February 1, 2023.

(10)	Consists of restricted stock units granted under the 2015 Equity Ownership Plan of Entergy Corporation and its Subsidiaries (the 2015 EOP) which will vest on April 6, 2025.

(11)	Consists of restricted stock units granted under the 2019 OIP which will vest in three equal installments on June 1, 2024, June 1, 2025, and June 1, 2026.

2022 Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of stock during 2022 for the NEOs.

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Eliecer Viamontes	—	$—	833	$91,685
A. Christopher Bakken, III	—	$—	15,933	$1,888,165
Leo P. Denault	156,000	$8,570,377	25,752	$2,832,876
Kimberly A. Fontan	—	$—	1,495	$164,847
Andrew S. Marsh	77,000	$3,979,106	7,466	$820,131
Roderick K. West	—	$—	6,402	$703,666

(1)	Represents the value of performance units for the 2020 – 2022 performance period (payable solely in shares based on the closing stock price of Entergy on the date of vesting) under the PUP and the vesting of restricted stock and restricted stock units in 2022.

2022 Pension Benefits

The following table shows the present value as of December 31, 2022, of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the retirement plans sponsored by Entergy, determined using interest rate and mortality rate assumptions set forth in Note 11 to the financial statements in the Annual Report. The amount of the SERP benefit provided in this table is the present value of the SERP benefit due at age 65 discounted using the interest rates that we used for financial reporting for the non-qualified pension liability at December 31, 2022.  Additional information regarding these retirement plans follows this table.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2022
Eliecer Viamontes	Cash Balance Equalization Plan	2.95	$14,900	$—
	Cash Balance Plan	2.95	$31,300	$—
A. Christopher Bakken, III	Cash Balance Equalization Plan	6.74	$422,900	$—
	Cash Balance Plan	6.74	$137,800	$—
Leo P. Denault(1)(2)(3)	System Executive Retirement Plan	30.00	$33,825,500	$—
	Entergy Retirement Plan	23.83	$1,121,300	$—
Kimberly A. Fontan	Pension Equalization Plan	26.56	$727,700	$—
	Entergy Retirement Plan	26.56	$691,100	$—
Andrew S. Marsh	System Executive Retirement Plan	24.37	$5,316,700	$—
	Entergy Retirement Plan	24.37	$642,400	$—
Roderick K. West	System Executive Retirement Plan	23.75	$5,711,400	$—
	Entergy Retirement Plan	23.75	$734,100	$—

(1)	As of December 31, 2022, Mr. Denault was retirement eligible.

(2)	In 2021, Entergy entered into an agreement with Mr. Denault and amended the PEP and the SERP, pursuant to which the benefit payable to Mr. Denault (or to his surviving spouse) under the SERP if he separates from employment with Entergy is fixed and will be determined as if such separation from employment occurred as of November 30, 2021 (including the use of final average monthly compensation, service and actuarial assumptions applicable to separations as of such date). The amendment to the PEP terminated Mr. Denault’s participation in this plan. Mr. Denault retired and separated from employment with Entergy on January 31, 2023.

(3)	Service under the SERP is granted from the date of hire. Service under the qualified Entergy Retirement Plan is granted from the later of the date of hire or the plan participation date. The SERP amount reflected in the table for Mr. Denault is calculated based on 30 years of service pursuant to the terms of the SERP.

Retirement Benefits

The tables below contain summaries of the pension benefit plans sponsored by Entergy that the NEOs participated in during 2022. Benefits for the NEOs who participate in these plans are determined using the same formulas as for other eligible employees.

Qualified Retirement Benefits

	Entergy Retirement Plan	Cash Balance Plan(1)
Eligible Named Executive Officers	Leo P. Denault Kimberly A. Fontan Andrew S. Marsh Roderick K. West	A. Christopher Bakken, III Eliecer Viamontes
Eligibility	Non-bargaining employees hired before July 1, 2014	Non-bargaining employees hired on or after July 1, 2014 and before January 1, 2021.
Vesting	A participant becomes vested in the Entergy Retirement Plan upon attainment of at least 5 years of vesting service or upon attainment of age 65 while actively employed by an Entergy company.	A participant becomes vested in the Cash Balance Plan upon attainment of at least 3 years of vesting service or upon attainment of age 65 while actively employed by an Entergy company.
Form of Payment Upon Retirement	Benefits are payable as an annuity. For employees who separate from service on or after January 1, 2018, a single lump sum distribution may be elected by the participant if eligibility criteria are met.	Benefits are payable as an annuity or single lump sum distribution.
Retirement Benefit Formula

Benefits are calculated as a single life annuity payable at age 65 and generally are equal to 1.5% of a participant’s Final Average Monthly Earnings (FAME) multiplied by years of service (not to exceed 40).

Earnings for the purpose of calculating FAME generally includes the employee’s base salary and eligible annual incentive awards subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), and excludes all other bonuses. Executive annual incentive awards are not eligible for inclusion in earnings under this plan.

FAME is calculated using the employee’s average monthly earnings for the 60 consecutive months in which the employee’s earnings were highest during the 120-month period immediately preceding the employee’s retirement and includes up to 5 eligible annual incentive awards paid during the 60 month period.

The normal retirement benefit at age 65 is determined by converting the sum of an employee’s annual pay credits and his or her annual interest credits into an actuarially equivalent annuity.

Pay credits ranging from 4-8% of an employee’s eligible earnings are allocated annually to a notional account for the employee based on an employee’s age and years of service. Earnings for purposes of calculating an employee’s pay credit include the employee’s base salary and annual incentive awards subject to Code limitations and exclude all other bonuses. Executive annual incentive awards are eligible for inclusion in earnings under this plan.

Interest credits are calculated based upon the annual rate of interest on 30-year U.S. Treasury securities, as specified by the Internal Revenue Service, for the month of August preceding the first day of the applicable calendar year subject to a minimum rate of 2.6% and a maximum rate of 9%.

	Entergy Retirement Plan	Cash Balance Plan(1)
Benefit Timing(2)

Normal retirement age under the plan is 65.

A reduced terminated vested benefit may be commenced as early as age 55. The amount of this benefit is determined by reducing the normal retirement benefit by 7% per year for the first 5 years commencement precedes age 65, and 6% per year for each additional year commencement precedes age 65.

A subsidized early retirement benefit may be commenced by employees who are at least age 55 with 10 years of service at the time they separate from service. The amount of this benefit is determined by reducing the normal retirement benefit by 2% per year for each year that early retirement precedes age 65.

Normal retirement age under the plan is 65.

A vested cash balance benefit can be commenced as early as the first day of the month following separation from service. The amount of the benefit is determined in the same manner as the normal retirement benefit described above in the “Retirement Benefit Formula” section.
(1)	Effective January 1, 2022, the Entergy Cash Balance Plan for Non-Bargaining Employees merged into and became Appendix J of the Entergy Retirement Plan for Non-Bargaining Employees, but retained its eligibility, benefit formula, and all benefits, rights and features.

(2)	As of December 31, 2022, Mr. Denault was eligible for early retirement under the Entergy Retirement Plan.

Non-qualified Retirement Benefits

The NEOs are eligible to participate in certain non-qualified retirement benefit plans, including the PEP, the CBEP, and the SERP, that provide retirement income in addition to the benefits provided under the qualified retirement plans. Upon separation from Entergy, those NEOs who participate in both the PEP and the SERP will be paid only the greater of the benefit under the PEP or the SERP. Each of the SERP, PEP, and CBEP is an unfunded non-qualified defined benefit pension plan that provides benefits to key management employees. In general, upon disability, participants in the PEP and the SERP remain eligible for continued service credits until the earlier of recovery, separation from service due to disability, or retirement eligibility. Generally, spouses of participants who die before commencement of benefits may be eligible for a portion of the participant’s accrued benefit.

	Pension Equalization Plan	Cash Balance Equalization Plan	System Executive Retirement Plan
Eligible Named Executive Officers	Kimberly A. Fontan Andrew S. Marsh Roderick K. West	A. Christopher Bakken, III Eliecer Viamontes	Leo P. Denault* Andrew S. Marsh Roderick K. West
Eligibility	Management or highly compensated employees who participate in the Entergy Retirement Plan	Management or highly compensated employees who participate in the Cash Balance Plan	Certain individuals who became executive officers before July 1, 2014
Form of Payment Upon Retirement	Single lump sum distribution	Single lump sum distribution	Single lump sum distribution

	Pension Equalization Plan	Cash Balance Equalization Plan	System Executive Retirement Plan
Retirement Benefit Formula

Benefits generally are equal to the actuarial present value of the difference between (1) the amount that would have been payable as an annuity under the Entergy Retirement Plan, including executive annual incentive awards as eligible earnings and without applying limitations of the Code on pension benefits and earnings that may apply in calculating tax-qualified pension benefits, and (2) the amount actually payable as an annuity under the Entergy Retirement Plan.

Executive annual incentive awards are taken into account as eligible earnings under this plan.

		Benefits generally are equal to the difference between the amount that would have been payable as a lump sum under the Cash Balance Plan, but for the Code limitations on pension benefits and earnings that may be considered in calculating tax-qualified cash balance plan benefits, and the amount actually payable as a lump sum under the Cash Balance Plan.	Benefits generally are equal to the actuarial present value of a specified percentage, based on the participant’s years of service (including supplemental service granted under the plan) and management level of the participant’s “Final Average Monthly Compensation” (which is generally 1/36th of the sum of the participant’s base salary and annual incentive awards for the 3 highest years during the last 10 years preceding separation from service), after first being reduced by the value of the participant’s Entergy Retirement Plan benefit.
Benefit timing

Payable at age 65

Benefits payable prior to age 65 are subject to the same reduced terminated vested or early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.

An employee with supplemental credited service who terminates employment prior to age 65 must receive prior written consent of the Entergy employer in order to receive the portion of their benefit attributable to their supplemental credited service agreement.

Benefits payable upon separation from service subject to the six-month delay required under the Code Section 409A.

Payable upon separation from service subject to the six-month delay required under the Code Section 409A.

Payable at age 65

Prior to age 65, vesting is conditioned on the prior written consent of the officer’s Entergy employer.

Benefits payable prior to age 65 are subject to the same reduced terminated vested or subsidized early retirement reduction factors as benefits payable under the Entergy Retirement Plan as described above.

Benefits payable upon separation from service subject to the six-month delay required under Internal Revenue Code Section 409A.

* Mr. Denault retired and separated from employment with Entergy on January 31, 2023.

Additional Information

(1)	Effective July 1, 2014, (a) no new grants of supplemental service may be provided to participants in the PEP; (b) supplemental credited service granted prior to July 1, 2014 was grandfathered; and (c) participants in Entergy’s Cash Balance Plan are not eligible to participate in the PEP and instead may be eligible to participate in the CBEP.

(2)	Benefits accrued under the SERP, PEP, and CBEP, if any, will become fully vested if a participant is involuntarily terminated without cause or terminates his or her employment for good reason in connection with a change in control with payment generally made in a lump-sum payment as soon as reasonably practicable following the first day of the month after the termination of employment, unless subject to a six-month delay under Code Section 409A.

(3)	The SERP was closed to new executive officers effective July 1, 2014.

2022 Potential Payments Upon Termination or Change in Control

Entergy has plans and other arrangements that provide compensation to a NEO if his or her employment terminates under specified conditions, including following a change in control of Entergy.

Change in Control

Entergy does not have any plans or agreements that provide for payments or benefits to any of our NEOs solely upon a Change in Control (as defined below). Under the System Executive Continuity Plan (the “Continuity Plan”), executive officers, including each of the NEOs, with the exception of Mr. Denault, are eligible to receive the cash severance payment and welfare plan benefits described below if their employment is terminated by their Entergy employer other than for Cause (as defined below) or if they terminate their employment for Good Reason (as defined below) during a period beginning with a potential Change in Control and ending 24 months following the effective date of a Change in Control (a “Qualifying Termination”). Mr. Denault became ineligible to participate in or receive any benefits under the Continuity Plan, effective November 1, 2022, pursuant to his resignation as CEO of Entergy, and retired and separated from employment with Entergy on January 31, 2023. A participant will not be eligible for benefits under the Continuity Plan if such participant accepts employment with Entergy or any of its subsidiaries; elects to receive the benefits of another severance or separation program; removes, copies, or fails to return any property belonging to Entergy or any of its subsidiaries or violates the non-compete provision of the Continuity Plan (which generally runs for two years but extends to three years if permissible under applicable law). The Continuity Plan does not include any provisions for the waiver of a breach of any of these restrictive covenants.

In addition, under the 2019 OIP or an applicable equity award agreement issued under the 2019 OIP, upon a Qualifying Termination, our executive officers, including the NEOs, are eligible for the payments and benefits described in the table below under “Performance Units” and “Equity Awards.” Further, in the event of a Qualifying Termination, our executive officers, including our NEOs, are eligible for the benefits described in the table below for “Retirement Benefits” under the terms of the SERP, PEP, and/or CBEP, as applicable.

In the event of a Qualifying Termination, the executive officers, including the NEOs, with the exception of Mr. Denault, would receive the lump sum severance payments and welfare benefits described below. In the event of a Qualifying Termination, all of the NEOs, including Mr. Denault (prior to his retirement from Entergy on January 31, 2023), would receive the treatment described below for their retirement benefits and their outstanding performance units and equity awards:

Compensation Element	Payment and/or Benefit**
Severance*	A lump sum severance payment equal to a multiple of the sum of: (a) the participant’s annual base salary as in effect at any time within one year prior to the commencement of a change in control period or, if higher, immediately prior to a circumstance constituting good reason, plus (b) the participant’s annual incentive award, calculated using the average annual target opportunity derived under the Executive Annual Incentive Program for the two calendar years immediately preceding the calendar year in which termination occurs.
Performance Units	For outstanding performance units, participants would receive a number of shares of Entergy common stock equal to the greater of (1) the target number of performance units subject to the performance unit agreement or (2) the number of units that would vest under the performance unit agreement calculated based on Entergy’s performance through the participant’s termination date, in either case pro-rated based on the portion of the performance period that occurs through the termination date.
Equity Awards	All unvested stock options and restricted stock units will vest immediately and restrictions will lift on shares of restricted stock upon a Qualifying Termination pursuant to the terms of Entergy’s equity plans.
Retirement Benefits	Benefits already accrued under the SERP, PEP and CBEP, if any, will become fully vested.
Welfare Benefits	Participants who are not retirement-eligible would be eligible to receive Entergy-subsidized COBRA benefits for a period ranging from 12 to 18 months.

*	Cash severance payments are capped at 2.99 times the sum of (a) an executive’s annual base salary in effect at any time within one year before commencement of the change in control period, or, if higher, immediately prior to a circumstance constituting Good Reason under the Continuity Plan, plus (b) the higher of the executive’s actual annual incentive payment under the annual incentive program for the year immediately preceding the calendar year in which termination occurs or the average of the executive’s target annual incentive award for the two calendar years preceding the year in which termination occurs. Any cash severance payments to be paid under the Continuity Plan in excess of this cap will be forfeited by the participant.

**	Prior to his retirement from Entergy on January 31, 2023, in the event of a Qualifying Termination, Mr. Denault would have received the greater of the payments and benefits described in the table above for which he was eligible or those payments and benefits provided for by the retention agreement entered into between Mr. Denault and Entergy. See “Mr. Denault’s 2006 Retention Agreement” for a description of the payments and benefits Mr. Denault would have received in the event of a Qualifying Termination in connection with a change in control.

To protect shareholders and Entergy’s business model, executives are obligated under the Continuity Plan to comply with non-compete provisions (which generally run for two years but extends to three years if permissible under applicable law) and confidentiality provisions, as discussed above. If an executive discloses non-public data or information concerning Entergy or any of its subsidiaries or violates his or her non-compete provision, he or she will be required to repay any benefits previously received under the Continuity Plan.

For purposes of the Continuity Plan the following events are generally defined as:

●	Change in Control: (a) the purchase of 30% or more of either Entergy’s common stock or the combined voting power of Entergy’s voting securities; (b) the merger or consolidation of Entergy (unless its board members constitute at least a majority of the board members of the surviving entity); (c) the liquidation, dissolution or sale of all or substantially all of Entergy’s assets; or (d) a change in the composition of Entergy’s board such that, during any two-year period, the individuals serving at the beginning of the period no longer constitute a majority of Entergy’s board of directors at the end of the period.

●	Potential Change in Control: (a) Entergy or an affiliate enters into an agreement the consummation of which would constitute a Change in Control; (b) the Entergy board adopts resolutions determining that, for purposes of the Continuity Plan, a potential Change in Control has occurred; (c) an Entergy company or other person or entity publicly announces an intention to take actions that would constitute a Change in Control; or (d) any person or entity becomes the beneficial owner (directly or indirectly) of Entergy’s outstanding shares of common stock constituting 20% or more of the voting power or value of Entergy’s outstanding common stock.

●	Cause: The participant’s (a) willful and continuous failure to perform substantially his or her duties after written demand for performance; (b) engagement in conduct that is materially injurious to Entergy or any of its subsidiaries; (c) conviction or guilty or nolo contendere plea to a felony or other crime that materially and adversely affects either his or her ability to perform his or her duties or Entergy’s reputation; (d) material violation of any agreement with Entergy or any of its subsidiaries; or (e) disclosure of any of Entergy’s confidential information without authorization.

●	Good Reason: The participant’s (a) nature or status of duties and responsibilities is substantially altered or reduced; (b) salary is reduced by 5% or more; (c) primary work location is relocated outside the continental United States; (d) compensation plans are discontinued without an equitable replacement; (e) benefits or number of vacation days are substantially reduced; or (f) employment is terminated by an Entergy employer for reasons other than in accordance with the Continuity Plan.

Other Termination Events

For termination events, other than in connection with a Change in Control, the executive officers, including the NEOs, generally will receive the benefits set forth below:

Termination Event	Compensation Element
	Severance	Short-Term Incentive	Stock Options	Restricted Stock(2)	Performance Units
Voluntary Resignation	None	Forfeited(1)	Unvested options are forfeited. Vested options expire on the earlier of (i) 90 days from the last day of active employment and (ii) the option’s normal expiration date.	Forfeited	Forfeited(3)
Termination for Cause	None	Forfeited	Forfeited	Forfeited	Forfeited
Retirement	None	Pro-rated based on number of days employed during the performance period	Unvested stock options granted in or after 2020 continue to vest following retirement, in accordance with the original vesting schedule and expire the earlier of (i) five years from the retirement date and (ii) the option’s original expiration date.	Forfeited	Officers with a minimum of 12 months of participation are eligible for a pro-rated award based on actual performance and full months of service during the performance period

Termination Event	Compensation Element
	Severance	Short-Term Incentive	Stock Options	Restricted Stock	Performance Units
Death/ Disability	None	Pro-rated based on number of days employed during the performance period	Unvested stock options vest on the termination date and expire the earlier of (i) five years from the termination date and (ii) the option’s normal expiration date	Fully Vest	Officers are eligible for a pro-rated award based on actual performance and full months of service during the performance period

(1)	If an officer resigns after the completion of an annual incentive program performance period, he or she may receive, at Entergy’s discretion, an annual incentive payment.

(2)	This column refers solely to restricted stock awards. As discussed in the CD&A, certain officers are occasionally granted restricted stock units for retention purposes, to offset forfeited compensation from a previous employer or for other limited purposes. The treatment of restricted stock units depends on the terms of the individual restricted stock unit agreement, which terms can vary. The standard off-cycle restricted stock unit agreement approved by the Talent and Compensation Committee provides that the units are forfeited if employment is terminated for any reason before the vesting date, except in the case of a termination other than for cause or voluntary termination for Good Reason during a Change in Control period. However, individual restricted stock unit agreements may provide for accelerated vesting in certain events, such as death or disability. Messrs. Bakken and West each have outstanding restricted stock units, the treatment of which upon various events of termination is disclosed in connection with the table below.

(3)	If an officer resigns after the completion of a PUP performance period, he or she will receive a payout under the PUP based on the outcome of the performance period.

Mr. Denault’s 2006 Retention Agreement

In 2006, Entergy entered into a retention agreement with Mr. Denault that provided benefits to him in addition to, or in lieu of, the benefits described above. As a result of Mr. Denault’s retirement on January 31, 2023, the retention agreement is no longer effective.

Prior to Mr. Denault’s retirement on January 31, 2023, his retention agreement provided that in the event of a Termination Event (as defined in his retention agreement): (1) Mr. Denault was entitled to a Target PUP Award calculated by using the average annual number of performance units with respect to the two most recent performance periods preceding the calendar year in which his employment termination occurred, assuming all performance goals were achieved at target; and (2) all of Mr. Denault’s unvested stock options would immediately vest and restrictions would lift immediately on all restricted stock.

Prior to Mr. Denault’s retirement on January 31, 2023, his retention agreement provided that in the event of death or disability, Mr. Denault would have received the greater of the Target PUP Award calculated as described above for a Termination Event under his retention agreement or the pro-rated number of performance units for each open performance period, based on the actual achievement level for each such open performance period and number of months of his participation in each open performance period, as provided for by the applicable PUP Performance Unit Agreements for the open PUP Performance Periods.

Under the terms of his 2006 retention agreement, Entergy was entitled to terminate Mr. Denault’s employment for cause upon Mr. Denault’s: (a) continuing failure to substantially perform his duties (other than because of physical or mental illness or after he has given notice of termination for good reason) that remained uncured for 30 days after receiving a written notice from the Talent and Compensation Committee; (b) willfully engaging in conduct that was demonstrably and materially injurious to Entergy; (c) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime that had or may have had a material adverse effect on his ability to carry out his duties or upon Entergy’s reputation; (d) material violation of any agreement that he had entered into with Entergy; or (e) unauthorized disclosure of Entergy’s confidential information.

The retention agreement further provided that Mr. Denault was entitled to terminate his employment for good reason upon: (a) the substantial reduction in the nature or status of his duties or responsibilities from those in effect immediately prior to the date of the retention agreement, other than de minimis acts that were remedied after notice from Mr. Denault; (b) a reduction of 5% or more in his base salary as in effect on the date of the retention agreement; (c) the relocation of his principal place of employment to a location other than the corporate headquarters; (d) the failure to continue to allow him to participate in programs or plans providing opportunities for equity awards, incentive compensation, and other plans on a basis not materially less favorable than enjoyed at the time of the retention agreement (other than changes similarly affecting all senior executives); (e) the failure to continue to allow him to participate in programs or plans with opportunities for benefits not materially less favorable than those enjoyed by him under any of our pension, savings, life insurance, medical, health and accident, disability, or vacation plans or policies at the time of the retention agreement (other than changes similarly affecting all senior executives); or (d) any purported termination of his employment not taken in accordance with his retention agreement.

Aggregate Termination Payments

The tables below reflect the amount of compensation each of the NEOs would have received if his or her employment had been terminated as of December 31, 2022 under the various scenarios described above. For purposes of these tables, a stock price of $112.50 was used, which was the closing market price of Entergy common stock on December 30, 2022, the last trading day of the year.

Benefits and Payments Upon Termination	Voluntary Resignation	For Cause	Termination for Good Reason or Not for Cause	Retirement	Disability	Death	Termination Related to a Change in Control
Eliecer Viamontes(1)
Severance Payment	—	—	—	—	—	—	$980,430
Performance Units(4)	—	—	—	—	$204,525	$204,525	$204,525
Stock Options	—	—	—	—	$57,613	$57,613	$57,613
Restricted Stock	—	—	—	—	$107,467	$107,467	$107,467
Welfare Benefits(6)	—	—	—	—	—	—	$32,022
Unvested Restricted Stock Units(7)	—	—	—	—	—	—	$37,575

A. Christopher Bakken, III(1)
Severance Payment	—	—	—	—	—	—	$3,752,322
Performance Units(4)	—	—	—	—	$998,888	$998,888	$998,888
Stock Options	—	—	—	—	$323,589	$323,589	$323,589
Restricted Stock	—	—	—	—	$733,077	$733,077	$733,077
Welfare Benefits(6)	—	—	—	—	—	—	$23,850
Unvested Restricted Stock Units(8)	$276,075	—	—	—	$1,125,000	$1,125,000	$1,125,000

Leo P. Denault(2)
Severance Payment	—	—	—	—	—	—	—
Performance Units(3)(4)	—	—	$4,680,450	$5,497,650	$5,497,650	$5,497,650	$5,497,650
Stock Options	—	—	$1,764,421	—	$1,764,421	$1,764,421	$1,764,421
Restricted Stock	—	—	$3,929,044	—	$3,929,044	$3,929,044	$3,929,044
Welfare Benefits(5)	—	—	—	—	—	—	—

Benefits and Payments Upon Termination	Voluntary Resignation	For Cause	Termination for Good Reason or Not for Cause	Retirement	Disability	Death	Termination Related to a Change in Control
Kimberly A. Fontan(1)
Severance Payment	—	—	—	—	—	—	$2,990,000
Performance Units(4)	—	—	—	—	$512,325	$512,325	$512,325
Stock Options	—	—	—	—	$74,786	$74,786	$74,786
Restricted Stock	—	—	—	—	$191,448	$191,448	$191,448
Welfare Benefits(6)	—	—	—	—	—	—	$32,022

Andrew S. Marsh(1)		—		—
Severance Payment	—	—	—	—	—	—	$6,084,650
Performance Units(4)	—	—	—	—	$2,431,913	$2,431,913	$2,431,913
Stock Options	—	—	—	—	$397,833	$397,833	$397,833
Restricted Stock	—	—	—	—	$942,225	$942,225	$942,225
Welfare Benefits(6)	—	—	—	—	—	—	$32,022

Roderick K. West(1)
Severance Payment	—	—	—	—	—	—	$4,192,744
Performance Units(4)	—	—	—	—	$1,161,788	$1,161,788	$1,161,788
Stock Options	—	—	—	—	$368,589	$368,589	$368,589
Restricted Stock	—	—	—	—	$882,356	$882,356	$882,356
Welfare Benefits(6)	—	—	—	—	—	—	$23,850
Unvested Restricted Stock Units(9)							$2,026,350

(1)	See “2022 Pension Benefits” for a description of the pension benefits Mr. Bakken, Ms. Fontan, Mr. Marsh, Mr. Viamontes, and Mr. West may receive upon the occurrence of certain termination events.

(2)	As of December 31, 2022, Mr. Denault was retirement eligible and would retire rather than voluntarily resign, and in addition to the payments and benefits in the table, he also would be entitled to receive his vested pension benefits under the Entergy Retirement Plan and his benefit under the SERP, which requires the prior written consent of the officer’s Entergy employer to separate prior to age 65. As previously discussed, Mr. Denault did not participate in the PEP as of December 31, 2022. For a description of these benefits, see “2022 Pension Benefits.” Mr. Denault retired and separated from employment with Entergy on January 31, 2023.

(3)	Pursuant to Mr. Denault’s retention agreement, if Mr. Denault’s employment were terminated by his Entergy employer without cause or by Mr. Denault for good reason (as those terms are defined in his retention agreement), he would receive a Target PUP Award equal to that number of PUP performance units calculated by taking an average of the target PUP performance units from the 2018 – 2020 PUP Performance Period (42,700) and from the 2019 – 2021 PUP Performance Period (40,508), which amounts to 41,604 performance units. For purposes of the table, the value of such PUP performance units is calculated by multiplying 41,604 by the closing price of Entergy stock on December 30, 2022 ($112.50), which equals $4,680,450. In the event of death or disability, Mr. Denault would receive the greater of the Target PUP Award calculated as described immediately above or the sum of the prorated amounts that would be payable under the provisions of each performance period, as described in footnote 4 below. Mr. Denault retired and separated from employment with Entergy on January 31, 2023.

(4)	For purposes of the table, in the event of a qualifying termination related to a change in control, each NEO, other than Mr. Denault, would receive a number of performance units for the 2021 – 2023 performance period and a number of performance units for the 2022 – 2024 performance period, calculated as follows:

The greater of (1) the target number of performance units subject to the performance unit agreements or (2) the number of performance units that would vest under the performance unit agreements calculated based on Entergy’s actual performance through the NEO’s termination date, in either case pro-rated based on the portion of the performance periods that occurs through the termination date.

Mr. Denault would receive the greater of the number of performance units calculated as described in the paragraph above or the Target PUP Award calculated as described in footnote 3 immediately above.

For purposes of the table, the values of the performance unit awards for the performance periods for each NEO were calculated as follows, based on the assumption that the target number of performance units was the greater number:

Mr. Viamontes’:

2021 – 2023 PUP Performance Period: 1,292 (24/36×1,938) performance units at target, assuming a stock price of $112.50 = $145,350

2022 – 2024 PUP Performance Period: 526 (12/36×1,577) performance units at target, assuming a stock price of $112.50 = $59,175

Total: $204,525

Mr. Bakken’s:

2021 – 2023 PUP Performance Period: 6,504 (24/36×9,755) performance units at target, assuming a stock price of $112.50 = $731,700

2022 – 2024 PUP Performance Period: 2,375 (12/36×7,125) performance units at target, assuming a stock price of $112.50 = $267,188

Total: $998,888

Mr. Denault’s:

2021 – 2023 PUP Performance Period: 34,910 (24/36×52,365) performance units at target, assuming a stock price of $112.50 = $3,927,375

2022 – 2024 PUP Performance Period: 13,958 (12/36×41,874) performance units at target, assuming a stock price of $112.50 = $1,570,275

Total: $5,497,650

Because this number is greater than the Target PUP Award calculated in footnote 3 above, this number is used for the value for a termination related to a change in control in the above table.

Ms. Fontan’s:

2021 – 2023 PUP Performance Period: 2,786 (24/36×4,179) performance units at target, assuming a stock price of $112.50 = $313,425

2022 – 2024 PUP Performance Period: 1,768 (12/36×5,302) performance units at target, assuming a stock price of $112.50 = $198,900

Total: $512,325

Mr. Marsh’s:

2021 – 2023 PUP Performance Period: 13,911 (24/36×20,866) performance units at target, assuming a stock price of $112.50 = $1,564,988

2022 – 2024 PUP Performance Period: 7,706 (12/36×23,118) performance units at target, assuming a stock price of $112.50 = $866,925

Total: $2,431,913

Mr. West’s:

2021 – 2023 PUP Performance Period: 7,152 (24/36×10,727) performance units at target, assuming a stock price of $112.50 = $804,600

2022 – 2024 PUP Performance Period: 3,175 (12/36×9,525) performance units at target, assuming a stock price of $112.50 = $357,188

Total: $1,161,788

In the event of retirement, Mr. Denault would receive a prorated portion of the applicable Achievement Level of PUP Performance Units for each open PUP Performance Period, based on his full months of participation in such PUP Performance Period, provided he has completed a minimum of 12 months of full-time employment in the applicable PUP Performance Period. For purposes of calculating for the above table the number of performance units Mr. Denault would receive in the event of retirement, it is assumed the Achievement Levels for the 2021 – 2023 PUP Performance Period and the 2022 – 2024 PUP Performance Period are at target. The resulting number of performance units and values are the same as calculated above for a qualifying termination related to a change in control.

In the event of death or disability of any NEO, other than Mr. Denault, the NEO or his or her estate would receive a prorated portion of the applicable Achievement Level of PUP Performance Units for each open PUP Performance Period, based on his or her full months of participation in such PUP Performance Period, with no required minimum amount of full-time employment in the applicable PUP Performance Period. For purposes of the above table, it is assumed the Achievement Levels for the 2021 – 2023 PUP Performance Period and the 2022 – 2024 PUP Performance Period are at target.

(5)	Upon retirement, Mr. Denault would be eligible for retiree medical and dental benefits, the same as all other retirees.

(6)	Pursuant to the Continuity Plan, in the event of a termination related to a Change in Control, Mr. Bakken, Ms. Fontan, Mr. Marsh, Mr. Viamontes, and Mr. West would be eligible to receive Entergy-subsidized COBRA benefits for 18 months.

(7)	333 of Mr. Viamontes’ restricted stock units vested on February 1, 2022; the remaining 334 restricted stock vested on February 1, 2023. In the event of a Change in Control, the unvested restricted stock units will fully vest upon Mr. Viamontes’ Qualifying Termination during a change in control period. Pursuant to his restricted stock unit agreement, Mr. Viamontes is subject to certain restrictions on his ability to compete with Entergy and its affiliates during and for 12 months after his employment with Entergy, or to solicit its employees or customers during and for 12 months after his employment with Entergy. In addition, the restricted stock unit agreement limits Mr. Viamontes’ ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, other than following certain constructive terminations of his employment, Mr. Viamontes must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.

(8)	Mr. Bakken’s 10,000 restricted stock units vest on April 6, 2025. Pursuant to his restricted stock unit agreement, if he resigns and terminates his employment after April 6, 2022 and prior to April 6, 2025, Entergy’s Chief Executive Officer, subject to the approval of the Talent and Compensation Committee, may provide that Mr. Bakken shall vest upon his termination in a pro rata portion of the restricted stock units. The pro rata portion is determined by multiplying 10,000 restricted stock units by a fraction, the numerator of which is the number of days after April 6, 2022 that precede the effective date of his termination of employment and the denominator of which is 1,096. In the event of a change in control, the unvested restricted stock units will fully vest upon Mr. Bakken’s Qualifying Termination during a change in control period. If Mr. Bakken’s employment is terminated due to death or disability before April 6, 2025, Mr. Bakken will fully vest in the 10,000 restricted stock units. Pursuant to his restricted stock unit agreement, Mr. Bakken is subject to certain restrictions on his ability to compete with Entergy and its affiliates or solicit its employees or customers during and for 12 months after his employment with his Entergy employer. In addition, the restricted stock unit agreement limits Mr. Bakken’s ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, other than following certain constructive terminations of his employment, Mr. Bakken will forfeit any restricted stock units that are not yet vested and paid and must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.

(9)	Mr. West’s 18,012 restricted stock units are scheduled to vest in three equal installments on June 1, 2024, June 1, 2025, and June 1, 2026. In the event of a Change in Control, the unvested restricted stock units will fully vest upon Mr. West’s Qualifying Termination during a change in control period. Pursuant to his restricted stock unit agreement, Mr. West is subject to certain restrictions on his ability to compete with Entergy and its affiliates during and for 12 months after his employment with Entergy, or to solicit its employees or customers during and for 24 months after his employment with Entergy. In addition, the restricted stock unit agreement limits Mr. West’s ability to disparage Entergy and its affiliates. In the event of a breach of these restrictions, other than following certain constructive terminations of his employment, Mr. West must repay to Entergy any shares of Entergy stock paid to him in respect of the restricted stock units and any amounts he received upon the sale or transfer of any such shares.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of our President and Chief Executive Officer. The pay ratio estimate for the Company has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

Identification of Median Employee

We selected October 21, 2022 as the date on which to determine our median employee. While the date is different from the date used in the prior year, the methodology used to determine the date is consistent with that used in the prior year. These dates correspond to the first day of the three-month period prior to fiscal year-end for which we can gather information about our employees.

To identify the median employee from our employee population base, we considered all compensation included in Box 5 of Form W-2 with all before-tax deductions added back to this compensation (Box 5 Compensation). For purposes of determining the median employee, we selected Box 5 Compensation as we believe it is representative of the compensation received by all of the Company’s employees and is readily available. The calculation of annual total compensation of the median employee is the same calculation used to determine total compensation for purposes of the 2022 Summary Compensation Table with respect to each of the NEOs.

Ratio

For 2022:

●	The median of the annual total compensation of all of Entergy Texas’s employees, other than Mr. Viamontes, was $121,845.

●	Mr. Viamontes’ annual total compensation, as reported in the Total column of the 2022 Summary Compensation Table, was $1,118,688.

●	Based on this information, the ratio of the annual total compensation of Mr. Viamontes to the median of the annual total compensation of all employees is estimated to be 9:1.

Pay Versus Performance

The following table sets forth information regarding Entergy’s performance and the Compensation Actually Paid (“CAP”) by Entergy and its subsidiaries, including the Company, to the Company’s principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEOs”), as calculated in accordance with Item 402(v) of Regulation S-K.

Pay Versus Performance (PVP) Table

							Value of Initial Fixed $100 Investment Based on:
Year	SCT Total 1st PEO(1)	SCT Total 2nd PEO(2)	CAP 1st PEO(3)	CAP 2nd PEO(4)	Avg SCT Total Non-PEO NEOs(5)	Avg CAP Non-PEO NEOs(6)	TSR(7)	Peer Group TSR(8)	Net Income(9) (In Thousands)	ETR Tax Adjusted EPS(10)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	N/A	$1,118,688	N/A	$1,241,539	$6,220,068	$7,964,841	$104.64	$122.25	$1,103,166	$6.58
2021	$1,246,210	$881,557	$574,114	$1,037,011	$7,409,460	$10,495,947	$101.07	$121.46	$1,118,492	$6.22
2020	$1,543,383	N/A	$850,925	N/A	$8,247,020	$4,828,195	$86.29	$102.72	$1,388,334	$6.90

1.	The amounts reported in this first column (b) are the amounts for 2020 and 2021 reported in column (j) of the 2021 Summary Compensation Table (“SCT”) for Ms. Sallie T. Rainer, who served as the Company’s PEO for the entirety of 2020 and during 2021 until her retirement as our Chief Executive Officer in November 2021.

2.	The amounts reported in this second column (b) are the amounts for 2021 and 2022 reported in column (j) of the 2022 SCT for Mr. Viamontes, who became the Company’s PEO in 2021 upon his appointment as our Chief Executive Officer effective upon Ms. Rainer’s retirement in November 2021.

3.	The amounts reported in this first column (c) represent CAP, as calculated in accordance with SEC disclosure rules, to Ms. Rainer for 2020 and 2021. CAP does not necessarily equal amounts that Ms. Rainer was actually paid in the listed year, but is a dollar amount derived from the SCT Total amount in the first column (b), adjusted for certain changes in equity award and pension plan values, as follows:

Adjustments to Determine CAP for Ms. Rainer	2021	2020
SCT Total	$1,246,210	$1,543,383
Deduction for Change in Actuarial Present Value reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	($479,100)	($663,100)
Deduction for “Service Cost” for Pension Plans	($8,500)	($2,600)
Increase for “Prior Service Cost” for Pension Plans (Due to Plan Amendment/Modification)	$-	$-
Deduction for the Equity Awards Grant Date Fair Value reported under the “Stock Awards” and “Option Awards” Columns in the SCT	($266,557)	($302,054)
Increase for Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Year End	$85,864	$185,099
Increase/Deduction for Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	($42,028)	($298,373)
Increase for Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	—	—
Increase/Deduction for Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$38,225	$388,570
Deduction for Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	—	—
Calculated CAP	$574,114	$850,925

4.	The amounts reported in this second column (c) represent CAP, as calculated in accordance with SEC disclosure rules, to Mr. Viamontes for 2021, the year in which he was appointed as our Chief Executive Officer, and for 2022. CAP does not necessarily equal amounts that Mr. Viamontes was actually paid in the listed year but is a dollar amount derived from the SCT Total amount in the second column (b), adjusted for certain changes in equity award and pension plan values, as follows:

Adjustments to Determine CAP for Mr. Viamontes	2022	2021
SCT Total	$1,118,688	$881,557
Deduction for Change in Actuarial Present Value reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	($11,800)	($22,300)
Increase for “Service Cost” for Pension Plans	$16,300	$-
Increase for “Prior Service Cost” for Pension Plans	$-	$-
Deduction for the Equity Awards Grant Date Fair Value reported under the “Stock Awards” and “Option Awards” Columns in the SCT	($350,389)	($298,154)
Increase for Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Year End	$351,005	$399,481
Increase/Deduction for Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$91,640	$78,038
Increase for Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	—	—
Increase/Deduction for Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$26,095	($1,611)
Deduction for Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	—	—
Calculated CAP	$1,241,539	$1,037,011

5.	The amounts reported in this column (d) represent the average of amounts reported in column (j) of the 2022, 2021 and 2020 SCTs for our Non-PEO NEOs. The names of the non-PEO NEOs included in the average for each year are listed in the table below.

2022	2021	2020
A. Christopher Bakken, III	Marcus V. Brown	Marcus V. Brown
Leo P. Denault	Leo P. Denault	Leo P. Denault
Kimberly A. Fontan	Andrew S. Marsh	Andrew S. Marsh
Andrew S. Marsh	Roderick K. West	Roderick K. West
Roderick K. West

6.	The amounts reported in this column (e) represent the average CAP, as calculated in accordance with SEC disclosure rules, to the Non-PEO NEOs for 2022, 2021 and 2020. Average CAP does not necessarily equal the average amount that our Non-PEO NEOs was actually paid in the listed year but is a dollar amount derived from the Average SCT Total amount in column (d), adjusted for certain changes in equity award and pension plan values (expressed as averages), as follows:

Adjustments to Determine Average CAP for Non-PEO NEOs	2022	2021	2020
Average SCT Total	$6,220,068	$7,409,460	$8,247,020
Deduction for Change in Actuarial Present Value reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” Column of the SCT	($17,640)	($1,240,050)	($2,548,275)
Increase for “Service Cost” for Pension Plans	$115,440	$142,425	$117,475
Increase for “Prior Service Cost” for Pension Plans (Due to Plan Amendment/Modification)	$-	$2,214,550	$-
Deduction for the Equity Awards Grant Date Fair Value reported under the “Stock Awards” and “Option Awards” Columns in the SCT	($4,187,291)	($3,964,336)	($3,663,838)
Increase for Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Year End	$4,282,207	$5,204,916	$2,139,318
Increase/Deduction for Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$1,009,268	$315,059	($3,289,760)
Increase for Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	—	—	—
Increase/Deduction for Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$542,789	$413,923	$3,826,255
Deduction for Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	—	—	—
Calculated Average CAP	$7,964,841	$10,495,947	$4,828,195

7.	The Company does not have publicly traded common stock, and equity awards granted to the PEOs and Non-PEO NEOs as compensation are all based in Entergy common stock. As a result, the amounts reported in this column (f) represent Entergy’s total shareholder return (“TSR”) for the prior three completed fiscal years. The calculation for each year is based on a fixed investment of $100 as of December 31, 2019 through the end of each applicable year in the table, assuming reinvestment of dividends. Historic stock price performance is not necessarily indicative of future stock price performance.

8.	The Company does not have publicly traded common stock, and equity awards granted to the PEOs and Non-PEO NEOs as compensation are all based in Entergy common stock. As a result, the amounts reported in this column (g) represent the average TSR of the Philadelphia Utility Index, the index used by Entergy for purposes of the performance graph included in its 2022 annual report to shareholders pursuant to Item 201(e) of Regulation S-K. The same methodology was used in calculating Entergy’s TSR and that of the Philadelphia Utility Index, with the calculation for each year based on a fixed investment of $100 as of December 31, 2019, through the end of the applicable year in the table, assuming reinvestment of dividends.

9.	This column (h) reports Entergy’s net income for the prior three completed fiscal years. The Company’s net income for the applicable periods, as reflected in its audited financial statements, is as follows: $303,327,000 for the year ended December 31, 2022; $228,824,000 for the year ended December 31, 2021; and $215,073,000 for the year ended December 31, 2020.

10.	The PEOs and Non-PEO NEOs are compensated in accordance with Entergy’s executive compensation policies. The Company does not make independent decisions regarding the compensation of its executive officers. As a result, the company selected measure (“CSM”) reported in column (i) is Entergy’s Tax Adjusted EPS, which reflects the financial performance measure that in Entergy’s assessment represents the most important financial measure (aside from TSR) used to link CAP to the performance of Entergy for the most recently completed fiscal year. See Appendix A for the reconciliation of ETR Tax Adjusted EPS to GAAP results.

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

The following is a list of performance measures, which in Entergy’s assessment represent the most important performance measures used by Entergy to link CAP to the NEOs for 2022 to the performance of Entergy. These measures include Entergy’s CSM, ETR Tax Adjusted EPS, set forth in column (i) of the PVP Table. As described in the CD&A, Entergy supplements its financial performance measures with ESG goals relating to safety, DIB, environmental stewardship, and customer NPS to demonstrate Entergy’s strong commitment to its ESG goals and to more directly link executive compensation to successful execution on Entergy’s strategies to achieve those objectives. Please see the CD&A for a further description of the financial metrics listed below as well as the ESG metrics used in Entergy’s 2022 executive compensation program.

●	ETR Tax Adjusted EPS
●	Adjusted FFO / Debt Ratio
●	Relative Total Shareholder Return

Relationship Between Pay and Performance

The relationship over each of the years reported in the PVP Table between CAP to the PEOs and the average CAP to the Non-PEO NEOs (columns (c) and (e) of the PVP Table) to each of the metrics set forth in columns (f), (g), (h) and (i) of the PVP Table is illustrated as follows:

PEO and Average Non-PEO NEO CAP versus Entergy’s Cumulative TSR*

The chart below illustrates the relationship between the CAP amounts for the PEOs and the Non-PEO NEOs to Entergy’s TSR as well as the TSR of Entergy as compared to the Philadelphia Utility Index.

* The Company does not have publicly traded common stock, and equity awards granted to the PEOs and Non-PEO NEOs are all based in Entergy common stock. As a result, the amounts reported in the above chart represent Entergy’s TSR for the prior three completed fiscal years.

PEO and Average Non-PEO NEO CAP versus Entergy’s Net Income*

The chart below illustrates the relationship between the CAP amounts for the PEOs and the Non-PEO NEOs to Entergy’s GAAP net income.

* The Company’s net income for the applicable periods, as reflected in its audited financial statements, is as follows: $303,327,000 for the year ended December 31, 2022; $228,824,000 for the year ended December 31, 2021; $215,073,000 for the year ended December 31, 2020.

PEO and Average Non-PEO NEO CAP versus ETR Tax Adjusted EPS (CSM)

The chart below illustrates the relationship between the CAP amounts for the PEOs and the Non-PEO NEOs to Entergy’s CSM, ETR Tax Adjusted EPS. The PEOs and Non-PEO NEOs are compensated in accordance with Entergy’s executive compensation policies. The Company does not make independent decisions regarding the compensation of its executive officers. As a result, the CSM illustrated below is Entergy’s Tax Adjusted EPS, which reflects the financial performance measure that in Entergy’s assessment represents the most important financial measure (aside from TSR) used to link CAP to the performance of Entergy for the most recently completed fiscal year.

OTHER IMPORTANT MATTERS

Other Matters

No matters other than those discussed in this Information Statement are contained in the Shareholder Consent signed by the Common Shareholder.

Dissenters’ Rights

Under Texas law, there are no dissenters’ rights available to our shareholders in connection with any of the actions approved in the Shareholder Consent.

Interests Of Certain Persons In Or Opposition To Matters Acted Upon

No officer or director of the Company has any substantial interest in the matters acted upon, other than his or her role as an officer or director of the Company. No director of the Company opposed the action taken pursuant to the Shareholder Consent.

Security Ownership of Certain Beneficial Owners and Management

Entergy owns 100% of all of the outstanding shares of our common stock (46,525,000 shares) and our Series B Preferred Stock (150,000 shares). None of the Company’s directors or officers own any of the Company’s equity securities.

The following table sets forth the beneficial ownership of Entergy common stock and Entergy stock-based units as of July 6, 2023, for the Company’s directors and NEOs and the Company’s directors and executive officers as a group, with the exception of Mr. Denault’s amounts which are as of January 31, 2023. Unless otherwise noted, each person had sole voting and investment power over the number of shares of Entergy common stock and Entergy stock-based units set forth across from his or her name.

Name	Shares	Options Exercisable Within 60 Days
Eliecer Viamontes	6,909	3,986
A. Christopher Bakken, III	35,334	89,447
Leo P. Denault	403,849	997,016
Kimberly A. Fontan	10,244	20,181
Andrew S. Marsh	123,392	271,218
Peter S. Norgeot	29,615	50,303
Roderick K. West	48,651	97,516
All directors and executive officers (including Mr. Denault) as a group (9 persons)(1)	674,536	1,619,424

(1)	The beneficial ownership of Entergy common stock and Entergy stock-based units owned by each individual and by all of our directors and executive officers as a group does not exceed one percent of Entergy’s outstanding shares of common stock.

Expense Of Information Statement

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Preferred Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

Delivery Of Documents To Shareholders Sharing An Address

Only a single copy of the Notice of Internet Availability (the “Notice”) or, if you requested printed versions by mail, this Information Statement and the Annual Report are being delivered to multiple shareholders who share the same address, unless the Company has received contrary instructions from one or more of the shareholders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement and the Annual Report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Notice or, if you requested printed versions by mail, the Information Statement and Annual Report by sending a written request to the Company at the address below or by calling the Company at 504-576-5225 and requesting copies of the Information Statement and Annual Report. A shareholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

How To Obtain Our Annual Report

A copy of our Annual Report, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to:

Entergy Corporation
Investor Relations
P. O. Box 61000
New Orleans, Louisiana 70161

You may also obtain our Annual Report over the Internet at the SEC’s web site, www.sec.gov.

By order of the Board of Directors,

Eliecer Viamontes
Chairman of the Board, President and Chief Executive Officer
Dated: July 19, 2023

APPENDIX A

Reconciliation of GAAP and Non-GAAP Financial Measures

Entergy reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures calculated on an adjusted basis provide useful information to investors in evaluating the ongoing results of Entergy’s business and assist investors in comparing Entergy’s operating performance to the operating performance of other companies in the utility sector. Entergy uses the non-GAAP measure of Entergy Adjusted Earnings and Entergy Adjusted Earnings Per Share (“ETR Adjusted EPS”), which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities (“EWC”) segment in light of Entergy’s decision to exit the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. Entergy believes that these financial metrics provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and assist investors in comparing Entergy’s financial performance to the financial performance of other companies in the utility sector. These non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Entergy’s reported results prepared in accordance with GAAP.

The earnings measure, ETR Tax Adjusted Earnings Per Share (“ETR Tax Adjusted EPS”), is based on the externally reported ETR Adjusted EPS, which is then adjusted to add back 50% of the net effect (positive or negative) of significant tax strategy items and to eliminate the effect of: (i) major storms, including the impact on total debt of pending securitizations; (ii) resolutions during the year of certain unresolved regulatory litigation matters; (iii) unrealized gains or losses on equity securities; (iv) effects of income tax law changes; and (v) any adjustments to contributions to pension investments or trusts related to post-retirement benefits that are elective and deviate from original plan assumptions (collectively, the “Pre-Determined Exclusions”).

A-1

Below is a reconciliation of GAAP and non-GAAP financial measures used in this Information Statement.

GAAP to Non-GAAP Reconciliation – 2022 and 2021 Entergy Adjusted and Entergy Tax Adjusted Results

	Earnings	EPS
2022	($ in millions)	(after-tax, $ per share)
Net income (loss) attributable to Entergy Corporation	1,103	5.37
Less adjustments:
Utility: Storm securitization, net of tax benefits	122	0.59
Utility: System Energy Resources litigation	(402)	(1.95)
EWC	63	0.31
ETR Adjusted Earnings	1,320	6.42
Add:
50% of tax adjustments related to tax strategy (Utility, EWC, Parent & Other)		0.21
Adjustment for accrual of additional incentive expense for calculated EAM		(0.05)
ETR Tax Adjusted EPS		6.58
2021
Net income (loss) attributable to Entergy Corporation	1,118	5.54
Less adjustments:
Utility: Gain on sale of Varibus pipeline, net of income tax effect	11	0.05
Utility: Income tax items, including state tax rate change	16	0.08
Parent & Other: Income tax items, including state tax rate change	(1)	0.00
EWC	(123)	(0.61)
ETR Adjusted Earnings	1,215	6.02
Add:
Tax adjustments related to tax strategy (Utility, EWC, Parent & Other)		(0.06)
Pre-Determined Exclusions – effect of major storms		0.26
ETR Tax Adjusted EPS		6.22

A-2